As filed with the Securities and Exchange Commission
                                                            on November 22, 2004
                                      An Exhibit List can be found on page II-6.
                                                   Registration No. 333-________



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                           QUINTEK TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

   California                      7389                       77-0505346
---------------       ----------------------------       -------------------
(State or other       (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of        Classification  Code Number)      Identification No.)
Incorporation or
Organization)

                               17951 Lyons Circle
                       Huntington Beach, California 92647
                                 (714) 848-7741
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)


                     Robert Steele, Chief Executive Officer
                           QUINTEK TECHNOLOGIES, INC.
                               17951 Lyons Circle
                       Huntington Beach, California 92647
                                 (714) 848-7741
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                         share
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common stock, no par value       20,625,000 (2)      $.24 (3)            $4,950,000              $627.17
  issuable upon conversion of
      debentures (Golden Gate
                   Investors)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value        3,000,000 (4)     $1.00 (5)            $3,000,000              $380.10
    issuable upon exercise of
        warrants (Golden Gate
                   Investors)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common stock, no par value              200,000      $.24 (3)               $48,000                $6.08
            (Bernadette Haag)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value              200,000      $.24 (3)               $48,000                $6.08
    issuable upon exercise of
   warrants (Bernadette Haag)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common stock, no par value            2,200,000      $.24 (3)              $528,000               $66.90
  issuable upon conversion of
           note (David Gough)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value            2,200,000      $.24 (3)              $528,000               $66.90
    issuable upon exercise of
       warrants (David Gough)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common stock, no par value              500,000      $.24 (3)              $120,000               $15.20
                (Roger Lents)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value            1,000,000      $.24 (3)              $240,000               $30.41
    issuable upon exercise of
       warrants (Roger Lents)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value            1,000,000      $.24 (3)              $240,000               $30.41
             (Stan Merdinger)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value            1,000,000      $.24 (3)              $240,000               $30.41
    issuable upon exercise of
    warrants (Stan Merdinger)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value              500,000      $.24 (3)              $120,000               $15.20
             (Rayne Forecast)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value              500,000      $.24 (3)              $120,000               $15.20
    issuable upon exercise of
    warrants (Rayne Forecast)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common stock, no par value            9,166,667      $.24 (3)         $2,200,000.08              $278.74
  issuable upon conversion of
      notes (Kazi Management)
------------------------------- -------------------- ---------------- ------------------ --------------------

------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value            9,166,667      $.24 (3)         $2,200.000.08              $278.74
    issuable upon exercise of
   warrants (Kazi Management)
------------------------------- -------------------- ---------------- ------------------ --------------------
   Common Stock, no par value            5,000,000      $.24 (3)            $1,200,000              $152.04
    issuable upon exercise of
    warrants (Gerald Hannahs)
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total           56,258,334                      $15,782,000.16           $1,999.58
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Includes shares of our common stock, no par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 16, 2004, which was $.24 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.00 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.00.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2004

                           QUINTEK TECHNOLOGIES, INC.
                              56,258,334 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 56,258,334 shares of our common stock, including 2,200,000 shares of common stock, up to 20,625,000 shares of common stock underlying convertible debentures, up to 11,366,667 shares of common stock underlying convertible notes and up to 22,066,667 shares issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.10 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.10 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month.

         Additionally, $200,000 in convertible notes, plus interest, is convertible into shares of our common stock at a conversion price of $0.10 per share. $500,000 in convertible notes, plus interest, is convertible into shares of our common stock at a conversion price of $0.06 per share. 14,166,667 warrants are exercisable at $0.10 per share; 2,700,000 warrants are exercisable at $0.12 per share, 1,000,000 warrants are exercisable at $0.13 per share, 1,200,000 warrants are exercisable at $0.15 per share and 3,000,000 warrants are exercisable at $1.00 per share.

         The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Some of the selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "QTEK". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 19, 2004, was $0.24.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Quintek Technologies, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                             PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           QUINTEK TECHNOLOGIES, INC.

         We have been a manufacturer of hardware and software and a service provider to the corporate and public sector markets since 1991. Our new division, Quintek Services, Inc. delivers business process outsourcing services and information lifecycle management solutions to document intensive industries such as healthcare and financial services. The solutions and services we provide enable organizations to secure and manage their information and document business processes more efficiently.

         Through Quintek Services, we provide business process outsourcing services to Fortune 500, Russell 2000 companies and public sector organizations. Our business process outsourcing services range from the digitizing, indexing and uploading of source documents through simple customer-specific, rules-based decision making.

         We also sell hardware, software and services for printing large format drawings such as blueprints and computer aided design files directly to the microfilm format of aperture cards.

         For the three months ended September 30, 2004, we generated revenue in the amount of $114,266 and a net loss of $1,195,241. For the year ended June 30, 2004, we generated revenue in the amount of $298,653 and a net loss of $998,531. As a result of recurring losses from operations (accumulated deficit of $23,061,065), including net losses of $998,531 and $701,052 for the fiscal years ending June 30, 2004 and 2003, respectively, our independent registered public accounting firm, in their report dated September 21, 2004, have expressed substantial doubt about our ability to continue as a going concern.

         Our principal offices are located at 17951 Lyons Circle, Huntington Beach, California 92647, and our telephone number is (714) 848-7741. We are a California corporation.


The Offering

Common stock offered by selling stockholders.....   Up to 56,258,334 shares,
                                                    including the following:

                              - up to 20,625,000 shares of common stock underlying convertible debentures in the principal amount of $300,000 (includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations antidilution and price protection adjustments, respectively),

                              - up to 3,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.00 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution and price protection adjustments, respectively);

                              -  up  to   11,366,667   shares  of  common  stock
                                 underlying convertible notes in the principal amount of $700,000 plus accrued interest;

                              -  2,200,000 shares of common stock;

                              -  up  to   14,166,667   shares  of  common  stock
                                 issuable upon the exercise of common stock purchase warrants at an exercise price of $0.10 per share;

                              - up to 2,700,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.12 per share;

                              - up to 1,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.13 per share; and

                              - up to 1,200,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.15 per share.


                                 This number represents 44.08% of our current outstanding stock.

Common stock to be outstanding
after the offering ............  Up to 127,632,334 shares

Use of proceeds ...............  We will not receive any proceeds  from the sale of the common stock. However, we will receive up to $5,050,666.70 upon exercise of the warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. We received an aggregate of $300,000 in connection with the issuance of the convertible debenture and $700,000 in connection with the issuance of the convertible notes to the selling stockholders. We used the $1,000,000 for the general working capital purposes and the payment of professional fees.

Over-The-Counter
Bulletin Board Symbol..........  QTEK

         The above information regarding common stock to be outstanding after the offering is based on 73,574,000 shares of common stock outstanding as of November 18, 2004 and assumes the subsequent conversion of our issued convertible debentures and convertible notes and exercise of warrants by our selling stockholders.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on August 4, 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

         o    $175,000 was disbursed to us on August 4, 2004;

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and
         o $75,000 will be released upon effectiveness of this registration statement.

         The debentures bear interest at 5 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.10 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.10 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

         To obtain funding for our ongoing operations, we also entered into several Note Purchase Agreements with several accredited investors for the sale of $770,000 in convertible notes. The convertible notes bear interest at 10% per annum, and mature one year from the date of issuance. $70,000 in convertible notes have been converted into 700,000 shares of our common stock. $200,000 in convertible notes, plus interest, is convertible into our common stock, at the selling stockholder's option at a conversion price of $0.10 per shares. $500,000 in convertible notes, plus interest, is convertible into our common stock, at the selling stockholder's option at a conversion price of $0.06 per shares. In connection therewith, we issued an aggregate of 12,066,667 warrants. Of these warrants, 9,166,667 warrants are exercisable at $0.10 per share; 2,200,000 warrants are exercisable at $0.12 per share and 700,000 warrants are exercisable at $0.15 per share. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:
-------------------------------

We Have a History of Losses Which May Continue, Requiring Us to Seek Additional Sources of Capital Which May Not be Available, Requiring Us to Curtail or Cease Operations
--------------------------------------------------------------------------------
         We had a net loss of $998,531 for the year ended June 30, 2004 compared to a net loss of $701,053 for the fiscal year ended June 30, 2003. For the three months ended September 30, 2004, we incurred a net loss of $1,195,241. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales of our software and hardware products and our business process outsourcing services. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. Based on our current funding arrangements, we anticipate that we will require $250,000 in additional funds to continue our operations for the next twelve months. In the event that our financing arrangement with Golden Gate is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

If We are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and if We do Obtain Additional Financing Our then Existing Shareholders may Suffer Substantial Dilution
--------------------------------------------------------------------------------
         Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt About Our Ability to Continue as a Going Concern, Which May Hinder Our Ability to Obtain Future Financing
--------------------------------------------------------------------------------
         In their report dated September 21, 2004, our Independent Registered Public Accounting Firm stated that our financial statements for the year ended

June 30, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations ($23,061,065), including net losses of $998,531 and $701,052 for the fiscal years ending June 30, 2004 and 2003, respectively. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Many of Our Competitors are Larger and Have Greater Financial and Other Resources than We do and Those Advantages Could Make it Difficult for Us to Compete With Them
--------------------------------------------------------------------------------
         The general market for our products and services is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

Any Inability to Adequately Protect Our Proprietary Technology Could Harm Our Ability to Compete
--------------------------------------------------------------------------------
         Our future success and ability to compete depends in part upon our proprietary technology, patents and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

         We have been issued three patents by the United States Patent and Trademark Office. Any patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations. Further, we license our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

Our Products may Infringe Upon the Intellectual Property Rights of Others and Resulting Claims Against Us Could be Costly and Require Us to Enter Into Disadvantageous License or Royalty Arrangements
--------------------------------------------------------------------------------
         The business process outsourcing industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and our attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Furthermore, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of, and number of features of, our products grow.

If We are not Able to Manage the Growth of Our Company We may Never Achieve Profitability
--------------------------------------------------------------------------------
         Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements of manufacturing scale-up or for current or additional collaborative relationships or successfully assimilate and train our new employees. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

If We Are Unable to Retain the Services of Messrs. Steele, Brownell and Haag or If We Are Unable to Successfully Recruit Qualified Personnel, We May Not Be Able to Continue Our Operations.
--------------------------------------------------------------------------------
         Our success depends to a significant extent upon the continued service of Mr. Robert Steele, our Chief Executive Officer, Mr. Robert Brownell, our President, and Mr. Andrew Haag, our Chief Financial Officer. Loss of the services of Messrs. Steele, Brownell or Haag could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Steele, Brownell or Haag. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.


Risks Relating to Our Current Financing Arrangement:
----------------------------------------------------

There Are a Large Number of Shares Underlying Our Convertible Debentures, Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.
--------------------------------------------------------------------------------
         As of November 18, 2004, we had 73,574,000 shares of common stock issued and outstanding, convertible debentures outstanding that may be converted into an estimated 18,710,526 shares of common stock at current market prices, convertible notes outstanding, plus interest, that may be converted into approximately 11,366,667 shares of common stock and outstanding warrants to purchase 22,066,667 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Convertible Debentures Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.
--------------------------------------------------------------------------------
         If we are unable to make repayment of the convertible debentures on a monthly basis, our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of November 19, 2004 of $0.24.


% Below                                             Number
Outstanding    Price Per        With Discount      of Shares            % of
Market           Share             at 20%          Issuable             Stock
------           -----             ------          --------             -----

25%             $.18               $.144           19,916,667           21.30%
50%             $.12               $.096           31,375,000           29.90%
75%             $.06               $.048           65,750,000           47.19%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price feature of our Convertible Debentures May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.
--------------------------------------------------------------------------------
         The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as Golden Gate Investors converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. Golden Gate Investors could sell common stock into the market in anticipation of covering the short sale by converting its securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Convertible Debentures and Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.
--------------------------------------------------------------------------------
         The issuance of shares upon conversion of the convertible debentures and convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although Golden Gate Investors may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent Golden Gate Investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Golden Gate Investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Convertible Debentures and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.
--------------------------------------------------------------------------------
         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we are registering 20,625,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.
--------------------------------------------------------------------------------
         In August 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $300,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 5 3/4% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:
-----------------------------------

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.
--------------------------------------------------------------------------------
         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.
--------------------------------------------------------------------------------
         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o    that  a  broker  or  dealer   approve  a  person's   account   for
              transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive up to $5,050,666.70 upon exercise of the warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. We received an aggregate of $300,000 in connection with the issuance of the convertible debenture and $700,000 in connection with the issuance of the convertible notes to the selling stockholders. We used the $1,000,000 for the general working capital purposes and the payment of professional fees.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "QTEK." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                    Low        High
                                    ---        ----
2003
----
First Quarter                        .03       .14
Second Quarter                       .02       .13
Third Quarter                        .03       .07
Fourth Quarter                       .03       .19

2004
----
First Quarter                        .09       .17
Second Quarter                       .10       .19
Third Quarter                        .13       .26
Fourth Quarter                       .12       .20

2005
----
First Quarter                        .12       .21
Second Quarter (1)                   .16       .26

(1) As of November 19, 2004

HOLDERS

         As of November 18, 2004, we had approximately 493 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o    discuss our future expectations;
         o contain projections of our future results of operations or of our financial condition; and
         o    state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview
--------

         We have been a manufacturer of hardware and software and a service provider to the corporate and public sector markets since 1991. Our new division, Quintek Services, Inc. delivers business process outsourcing services and information lifecycle management solutions to document intensive industries such as healthcare and financial services. Business process outsourcing is the delegation, by the customer, of the operational responsibility for a business process's execution and performance within the customer's environment. The solutions and services we provide enable organizations to secure and manage their information and document business processes more efficiently.

         Quintek Services provides business process outsourcing services to Fortune 500, Russell 2000 companies and public sector organizations. Our business process outsourcing services range from the digitizing, indexing and uploading of source documents through simple customer-specific, rules-based decision making.

         We sell hardware, software and services for printing large format drawings such as blueprints and computer aided design files directly to the microfilm format of aperture cards. We are the only manufacturer of a patented chemical-free desktop microfilm printer for aperture cards.

Critical Accounting Policies and Estimates

Revenue Recognition

         Revenue is recognized when earned. We recognize our revenue in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" and The American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition," as amended as amended by Statement of Position 98-4 and Statement of Position 98-9.

Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

         We consider all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accounts Receivable

            We maintain reserves for potential credit losses on accounts receivable. We review the composition of accounts receivable and analyze historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Inventories

         We value inventories at the lower of cost (determined on first-in, first-out) or market. We compare the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Property & Equipment

            Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line over the estimated useful lives (3-7 years) of the assets.

Intangible Assets

         Intangible   assets  consist  of  patents  and  purchased   proprietary
processes and are being amortized using straight-line method over their remaining useful lives of 4 years. We evaluate intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to our financial statements beginning July 1, 2002.

Long-lived assets

         Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Software development costs

            We have adopted Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

            We make on-going evaluations of the recoverability of its capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, we write off the amount that the unamortized software development costs exceed net realizable value.

Stock-based compensation

            SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had we adopted the new fair value method. We have chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and have adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of our stock at the date of the grant over the amount an employee is required to pay for the stock.

Issuance of shares for service

            We account for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent Accounting Pronouncements

            In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for our interim reporting period ending January 31, 2003.

            In compliance with FAS No. 148, we have elected to continue to follow the intrinsic value method in accounting for our stock-based employee compensation plan as defined by APB No. 25 and have made the applicable disclosures.

         On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or
"mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on our financial position or results of operations or cash flows.

         In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. We do not hold any variable interest entities.

Results of Operations for the Year Ended June 30, 2004 As Compared to the Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Our revenues totaled $298,653 and $388,888 for the twelve months ended June 30, 2004 and 2003, respectively, a decrease of $90,235 (23%) in 2004 due primarily to changing our sales focus to the services business.

         For the twelve months ended June 30, 2004 and 2003, cost of revenue was $184,964 and $261,050 respectively, a decrease of $76,086 (29%). Our cost of revenue for both periods consisted mostly of labor and production costs. Cost of revenue decreased in 2004 due to decreased revenues from changing our sales focus to the services business.

         Operating expenses totaled $1,083,246 for the twelve-month period ended June 30, 2004 as compared to $822,273 for the prior twelve-month period. The $260,973 (24%) increase in operating expenses is due primarily to investment in the new services business.

         We incurred no acquisition expenses in the twelve months ended June 30, 2004 and 2003, respectively.

         During the 12 month period ending June 30, 2004, we sold one contract for document services, 19 customer service contracts, nine network upgrades, one unit of QuinPlot software, and 154,000 aperture cards. We expect to continue generating sales revenue from these products in the future.

         For the twelve months ended June 30, 2004 and 2003, total assets equaled $147,275 and $214,006 respectively, a decrease of $66,731 (31%) primarily due to a decrease in accounts receivable, intangible assets and investments.

         For the twelve months ended June 30, 2004 and 2003, total current liabilities equaled $2,177,580 and $1,458,364, an increase of $719,216 (49%)
primarily due to financing to grow the business. We executed a financing agreement for a total of $500,000 in convertible notes to Kazi Management VI, LLC.

         For the twelve months ended June 30, 2004 and 2003, accounts payable and accrued expenses equaled $438,826 and $316,924 (the sum of $116,609 and $200,315), respectively, an increase of $121,902 (38%) primarily due to accrued legal expenses, leases purchases and office relocation costs to facilitate new revenue streams.

         For the twelve months ended June 30, 2004 and 2003, loans payable from stockholders equaled $244,056 and $32,300 respectively, an increase of $211,756 (650%) primarily due to stockholders loaning free trading shares to us to facilitate financing to move the business forward.

         For the twelve months ended June 30, 2004 and 2003, factoring payable equaled $43,230 and $146,890, respectively, a decrease of $103,660 (70%) due to us making these payments.

Results of Operations for the Quarter Ended September 30, 2004 As Compared to the Quarter Ended September 30, 2004
--------------------------------------------------------------------------------

         Our revenues totaled $114,266 and $108,177 for the three months ended September 30, 2004 and 2003, respectively, an increase of $6,089 (6%) in 2004, primarily due to changing our sales focus to the services business. Revenues in the previous period resulted primarily from sales of equipment, aperture card media, and maintenance services. Revenues in this period included $60,885 from the new services business.

         For the three months ended September 30, 2004 and 2003, cost of sales was $84,481 and $52,910, respectively, an increase of $31,571 (60%) in 2004. The cost of sales for the previous period consisted primarily of labor and production costs. The cost of sales for this period consisted primarily of labor, facility and equipment lease costs.

         Operating expenses totaled $1,202,109 for the three month period ended September 30, 2004 as compared to $165,898 for the three month period ended September 30, 2003, a $1,036,211 (625%) increase in 2004, primarily due to a increase in sales related expenses and stock-based compensation for consulting services accrued over the past 18 months.

         During the three months ended September 30, 2004, we billed on one contract for document services, 19 maintenance contracts, one network upgrade and 18,000 aperture cards.

         We are currently in default on two outstanding promissory notes totaling $62,495. Interest continues to accrue against the principal. The notes are unsecured. The holders of the notes that are in default have indicated that they do not want to convert their debt to stock and wish to be repaid in cash. At present we do not have the funds to repay the indebtedness. We do not know whether we will be able to repay or renegotiate this debt. If we are unable to cure the default or renegotiate our debt, we may not be able to continue as a going concern.

         We owe $97,000 in payroll withholding taxes that are past due.

Liquidity & Capital Resources
-----------------------------

         The reports of our independent auditors on the 2004 and 2003 consolidated financial statements included explanatory paragraphs stating that there is substantial doubt with respect to our ability to continue as a going concern. We believe that we have a plan to address these issues and enable us to continue through the end of 2005. This plan includes obtaining additional equity or debt financing and increasing sales of our outsourcing services. Although we believe that the plan will be realized, there is no assurance that these events will occur. In the event that we are unsuccessful, it is possible that we will cease operations or seek bankruptcy protection. The consolidated financial statements do not include any adjustments to reflect the uncertainties related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from an inability on our part to continue as a going concern.

         We have historically financed operations from the issuance of debt, the sale of common stock and the conversion of common stock warrants. On September 30, 2004, we had cash on hand of $11,670 and working capital of $(854,163) as compared to cash on hand of $15,600 and working capital of ($2,127,979) at period-ending June 30, 2003.

         Net cash used in operating activities of $(571,727) and $552 for three months ended September 30, 2004 and 2003, respectively, is attributed primarily to an increase in stock-based compensation, issuance of stock for consulting services and accounts payable and accrued expenses.

         Net cash used for investing activities of $0 for the three months ended September 30, 2004 and ($9,092) for the three months ended September 30, 2003 is primarily related to no purchases of other assets made during the period.

         Net cash provided by financing activities of $567,797 for the three months ended September 30, 2004 is based primarily on sale of securities. Net cash provided by financing activities of $(8,066) for the three months ended September 30, 2003 is based primarily on proceeds from factoring offset by notes payable to stockholders.

         During the last 12 months, we have undertaken the following initiatives to obtain funding for our ongoing operations:

         1) On September 26, 2003 we entered into a Note Purchase Agreement with an individual investor. This investor purchased five convertible notes, each for $100,000, for a total purchase price of $500,000. The convertible notes bear interest at 10% per annum. These notes are convertible into shares of our common stock at a price of $0.06. In connection with this Note Purchase Agreement, the investor will receive up to 9,166,667 warrants exercisable at $0.10 per share and expiring on September 26, 2008, with the investor receiving one warrant for every share converted under the convertible notes. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

         2) On July 11, 2004 we entered into a Securities Purchase Agreement with an individual investor. This investor purchased a convertible note for $20,000. On August 31, 2004, the holder converted this note into 200,000 shares of our common stock. In connection with this Securities Purchase Agreement, we issued the investor 200,000 warrants, exercisable at $0.15 per share, which expire on July 11, 2007. This prospectus relates to the resale of the common stock issued upon conversion of the convertible note and the shares of common stock underlying the warrants.

         3) On July 27, 2004 we entered into a Securities Purchase Agreement with an individual investor. This investor purchased a convertible note for $50,000. On August 31, 2004, the holder converted this note into 500,000 shares of our common stock. In connection with this Securities Purchase Agreement, we issued the investor 500,000 warrants, exercisable at $0.15 per share, which expire on July 27, 2007. This prospectus relates to the resale of the common stock issued upon conversion of the convertible note and the shares of common stock underlying the warrants.

         4) On July 29, 2004, we entered into an Agreement with Langley Park Investments PLC, a London investment company to issue 14,000,000 shares of our common stock to Langley Park Investments in return for 1,145,595 shares of Langley. Fifty percent of Langley Park Investments shares issued to us under this agreement are to be held in escrow for two years. At the end of two years, if the market price for our common stock at or greater than the initial closing price, the escrow agent will release the remaining Langley Park Investments shares to us. In the event that the market price for our common stock is less than the initial closing price the amount released will be adjusted.

              Langley Park Investments' initial offering price was 1(pound) (One Pound UK per share). Our shares are to be held by Langley Park Investments for a period of at least two years. Langley Park Investments' shares issued to us are free trading. Langley Park Investment Trust Plc was admitted to the Full List of The London Stock Exchange on September 30, 2004 and dealings in Langley shares commenced on October 7, 2004.

         5) On August 2, 2004, we signed a Master Lease Agreement with Vencore Solutions, LLC, a venture leasing company located in Lake Oswego, Oregon. Under the agreement, we established a lease line of credit for up to $240,000 in equipment financing. This is a capital lease, whereby we pay a monthly rental rate equal to 3.45% of the total hardware purchases and 6.35% of the total software purchases. The lease term for hardware purchases is 36 months and 18 months for software. The effective annual interest rate is roughly 8%. Purchases made will be recognized both as an asset and as a liability (for the lease payments) on the balance sheet. At the end of the lease, we have the option to purchase the equipment or return it. Vencore Solutions received 144,000 warrants to purchase our common stock at $0.10, expiring on August 2, 2007.

         6) We entered into a Securities Purchase Agreement with an accredited investor in August 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock.

              This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

              The investors are obligated to provide us with an aggregate of $300,000 as follows:

              o    $175,000 was disbursed to us on August 4, 2004;
              o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and
              o $75,000 will be released upon effectiveness of this registration statement.

              The debentures bear interest at 5 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.10 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.10 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

              Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.10 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 125% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

              Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

              In the event that the registration statement is not declared effective by the required deadline, which is 150 days from the date of the Securities Purchase Agreement, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

         7)   We entered into a Securities Purchase Agreement with an accredited
              investor   on  August  17,  2004  for  the  sale  of  $200,000  in
              convertible notes.

              The investor is obligated to provide us with an aggregate of $200,000 as follows:

              o    $100,000 was disbursed on August 17, 2004; and
              o    $100,000   will  be   disbursed   within  five  days  of  the
                   effectiveness of this prospectus.

              Accordingly, we have received a total of $100,000 pursuant to the Securities Purchase Agreement.

              The convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at $0.10 per share. In the event that we enter into an agreement subsequent to execution of the Securities Purchase Agreement to sell common stock or a convertible instrument that converts into Common Stock prior to conversion of these debentures at a price less than a conversion price of $0.10, then the conversion price of these debentures will reset to the lower of $0.10 or the lower conversion price equal to that in the subsequent agreement. Warrants are exercisable at $0.12 into shares of our common stock of and expire on August 17, 2007. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

         8) On September 15, 2004 we entered into a Stock Purchase Agreement with an individual investor. This investor purchased 1,000,000 shares of our common stock, at $0.10 per share, for a total purchase price of $100,000. In connection with this Stock Purchase Agreement, we issued the investor 1,000,000 warrants, exercisable at $0.13 per share, which expire on September 15, 2007. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

         We believe that the receipt of net proceeds from the sale of the common stock and the exercise of common stock warrants plus cash generated internally from sales will be sufficient to satisfy our future operations, working capital and other cash requirements for the remainder of the fiscal year. However, if we are unable to raise sufficient capital, we may need to sell certain assets, enter into new strategic partnerships, reorganize, or merge with another company to effectively maintain operations.

                                    BUSINESS

BACKGROUND

         Quintek Electronics, Inc., our predecessor company, founded in July 1991, acquired technology, related assets and patent rights to its aperture card business during 1991 and 1992. On January 14, 1999, Quintek Electronics, Inc. was acquired in a merger by Pacific Diagnostics Technologies, Inc. as part of their Chapter 11 Plan of Reorganization, and the surviving entity's name was changed to Quintek Technologies, Inc. Since the merger, Quintek Technologies continued to sell its aperture card products and all former operations of Pacific Diagnostics Technologies, Inc. were discontinued. On February 24, 2000, we acquired all of the out standing shares of common stock of Juniper
Acquisition Corporation. Upon effectiveness of that acquisition, Quintek Technologies elected to become the successor issuer to Juniper for reporting purposes under the Securities Exchange Act of 1934.

BUSINESS OVERVIEW

         We have been a manufacturer of hardware and software and a service provider to the corporate and public sector markets since 1991. Our new division, Quintek Services, Inc. delivers business process outsourcing services and information lifecycle management solutions to document intensive industries such as healthcare and financial services. Business process outsourcing is the delegation, by the customer, of the operational responsibility for a business process's execution and performance within the customer's environment. The solutions and services we provide enable organizations to secure and manage their information and document business processes more efficiently.

         Quintek Services provides business process outsourcing services to Fortune 500, Russell 2000 companies and public sector organizations. Our business process outsourcing services range from the digitizing, indexing and uploading of source documents through simple customer-specific, rules-based decision making.

         We sell hardware, software and services for printing large format drawings such as blueprints and computer aided design files directly to the microfilm format of aperture cards. We are the only manufacturer of a patented chemical-free desktop microfilm printer for aperture cards.

RECENT BUSINESS DEVELOPMENTS

         On February 17, 2004, we announced our cradle-to-grave strategy for providing customer solutions at each stage of the information lifecycle from the creation of documents through archival. On March 16, 2004, we announced that as our first step in executing this plan, we hired Bob Brownell as President. Mr. Brownell has more than twenty-five years experience in selling and delivering document management solutions. On March 30, 2004, we announced hiring Chris de Lapp as Senior Sales Executive. On April 21, 2004, we announced that we would be entering the rapidly expanding business process outsourcing market through our new Quintek Services division. In June 2004, we announced that FedEx Kinko's has selected us as their scanning partner of choice for their Western Region. Our growth plan is focused on our new Quintek Services division.

OUR PRODUCTS AND SERVICES

DOCUMENT MANAGEMENT AND IMAGING MARKET

         According to a March 2004 report by research firm IDC, the global document management and imaging outsourcing market reached $13 billion in 2003 and is expected to expand at a compound annual growth rate of 19.7% over the next three years.

         The rapid growth of the document management market has been largely unnoticed by industry watchers because it is manifested very differently from industry to industry, IDC noted. While some industries are simply shifting their efforts from paper to electronic media in order to save money, others, such as the health care industry as part of its Health Insurance Portability and Accountability Act requirements, are attempting to implement cross-company document management standards and technologies.

         Because most business process outsourcing processes start by capturing data and organizing it into digital formats, the need for service provider support has exploded. Companies wanting to bring unstructured data on line have been faced with the task of converting this information into electronic form. Unstructured data is considered any media in paper, film, fiche or other forms that are not readily available to the knowledge worker.

         Companies electing to image capture their paper documents are turning to service providers as a source of digitizing this information. Outsourcing this business to service providers has proven less expensive than hiring permanent staff. Temporary employees have proven ineffective since conversions are not generally done all at once. Companies attempting to purchase all the necessary equipment to do their work in-house cannot keep up with the changing technologies.

Vertical Markets

         We  are  targeting  three  vertical   markets,   mortgage   processing,
healthcare claims processing and accounts payable processing.

Home Mortgage Processing

         In 2002 mortgage originators funded $2.787 trillion in loans, in 2003, they funded $3.810 trillion in loans and according to the Mortgage Banker's Association, they forecast that $2.597 trillion will be funded in 2004 and $1.823 trillion in 2005. Sales of new mortgages and refinancings have been driven by historically low interest rates.

         Mortgage transactions are paper intensive. Portfolios of mortgages are traded. Almost every financial services company that generates consumer loans (mortgages, auto, and credit cards) needs to be able to share and exchange documents electronically with outside entities when they are selling the loan asset to another organization. Portfolios of mortgages are rated A through C. This rating in significantly influenced by the quality of the title documents, HUD forms, escrow documents and other closing documents associated with the initial transaction between the home buyer and the original lender. These documents need to pass efficiently between hundreds of people in and out of these financial institutions.

         Home mortgage company's primary business is the origination of new loans and refinancings. They are not in the information technology or document management business. They make money by charging transaction related fees and completing these transactions quickly and efficiently with the lowest possible sales and marketing costs. Mortgages companies outsource their document processing for two primary reasons. First, both sides of the transaction would like to eliminate the costs associated with copying and shipping paper documents and second, it reduce the risks associated with exposure to market fluctuations. There is a critical need to minimize the amount of time it takes to complete loan sale transfer activities. Additionally, they outsource this document processing to experts in document imaging so that the portfolios have the highest possible value as based on the legibility of the documentation.

Healthcare Claims Processing

         A new IDC study released on May 25, 2004 shows that U.S. spending on claims process outsourcing services totaled $10.1 billion in 2003, a 6.8% growth over 2002. IDC projects that the market (comprised of the commercial healthcare, government healthcare, and insurance industries) will increase to $15.7 billion in 2008, with a five-year compound annual growth rate of 9.1%.

         The two major issues in the heavily regulated health claim industry are service and costs. The health insurance industry is required by law to service their customers. Claims must be paid or denied within regulated timeframes. When claims are not processed within those time limits, expensive penalties are invoked. Service timelines are adversely impacted when additional medical records are required. Claim files are pending until requested documents arrive; and documents must be manually matched to the existing file. Complex claims are more likely to be misplaced because they must be routed to medical review specialists, and quality control. As files are sent from one department to the next, it is more difficult to meet service standards, and keep track of processing timeframes. Paper files compound service inefficiencies because documents and files are lost or delayed in routing. Claims service is expensive. When information isn't available to insureds and providers, it causes repeated phone calls, re-submission of claims, and additional work. The service inefficiencies inherent to paper files generate costs and expensive regulatory penalties.

Accounts Payable Processing

         Most large companies can save money be contracting with a business to outsource back-office functions such as processing their accounts payable. In processing and paying invoices, the focus is on quickly approving payments by extracting data from scanned documents and loading into global, enterprise-wide databases to support decision making such as paying or declining an invoice.

         Customers often install and maintain their own payment processing workflow software to review, pay or decline invoices. In order to review and process invoices with such software, the data on the paper invoices has to be scanned, captured and loaded into the client's database or web-based application service provider.

Offshore Partnerships

         To provide customers with compelling pricing and quality, we electronically deliver work offshore to India where it is processed and returned to the United States electronically. India is rapidly becoming a leading world supplier of business process outsourcing and data conversion services. With the India business process outsourcing market growing at a compounded annual growth rate of more than 25%, many companies based in the United States are leveraging the compelling advantages of cost, quality and cycle time found in India.

Services

High Speed Scanning at Client Site or Our Production Center

         Fortune 500 companies and other large organizations manage documents using enterprise content management systems such as OnBase, Documentum or FileNet. These are very large multi-user databases with a web browser interfaces that allow people all over the world to access and interact with document-based content in an organized manner twenty-four hours a day and seven days a week. For example, a large financial services company might have an enterprise content management system that can support a worldwide staff of 12,000 employees who need to access 30 million pages of data in Adobe PDF format.

         The scope of work for a high speed scanning contract will usually include us receiving paper documents and delivering these documents directly into the customer's enterprise content management system. Scanning is the process of converting a paper document into a digital image saved in electronic format such as a TIFF or PDF file. High-end scanners are similar to high-end copiers with sheet feeders, but they output electronic files, not more paper. We provide the ground transportation and secure facility for processing the documents, the trained staff for processing the documents, the expertise to index, scan and categorize the documents, the expertise to re-assemble the original documents in the format and order they were delivered and the expertise to upload the documents and the indexing into the customer's enterprise content management system. This often has to be done in less than 24 hours from receipt of the document.

         In its current configuration, our Huntington Beach facility can convert 25,000 images in an eight-hour shift and 1,000,000 images per month running two shifts. If we are able to secure additional financing, with additional equipment and reconfiguration, this facility has the capability of processing 250,000 images in an eight-hour shift. Running two shifts at that capacity, the facility could process 10,000,000 documents a month.

Domestic/Offshore Data Entry, OCR, and Indexing

         We use manual and optical character recognition technologies to create indexing for converted digital images. Indexing of documents facilitates a more efficient means of retrieving critical documents and information for future use.

         We have ensured higher quality assurance standards by utilizing an "Enter - Enter - Compare" process, whereby two separate operators independently index the same document, then compare results using automated systems. If discrepancies are found between the two separate operator versions, the batch is immediately rejected and routed to a senior project manager for rework. This six sigma quality control process guarantees clients a 99.5% accuracy rate.

         We perform this service in-house or offshore. Services are priced by the keystroke. A typical healthcare claim form may require between 400 and 1000 keystrokes. With volumes in the millions, our customers may pay $0.01- $0.02 per keystroke. We resell this work to offshore companies that perform this service.

Application Service Provider Hosting of Scanned Images

         Once images have been scanned, end-users need an enterprise content management system such as Hyland Software's OnBase, Documentum or FileNet to use the documents now in digital formats. For customers that do not want to install and maintain their own enterprise content management system, we resell web-based document hosting application service provider services from our partners such as Hyland Software's OnBase or Iron Mountain's Digital Archives. This provides our clients the efficient and immediate capability of viewing business critical documents on line.

In House Imaging Solutions (Hardware, Software, and Services)

         For customers that want to use their digital documents on an in-house enterprise content management system, we provide multiple solutions based on the clients needs. We offer system design, professional services and implementation required hardware and software.

Mailroom Outsourcing of Inbound Hardcopy or Electronic Mail

         The most efficient solution for a customer is for the customer to outsource the mail handling function to us. We physically retrieve the mail directly from the post office through a post office box, sort, scan and capture key data fields from each document. The scanned images and corresponding data are uploaded directly to the customer's enterprise content management or one of our application service provider partners systems for online viewing by the customer's end user. This service is sold per piece of mail processed.

MARKET

Overall Business Process Outsourcing Market

         Goldman Sachs estimates the business process outsourcing market at potentially $175-210 billion in annual revenue and growing at a compounded annual growth rate of roughly 20%, more than twice the projected rate for information technology spending.

         According to an August 2003 Forrester Research report, the US business process outsourcing market will expand to $146 billion in 2008. The trend is towards corporations spending more of their information technology budgets on services. Rather than purchasing hardware, software and labor, companies can pay a business process outsourcing vendor like on a per document or job basis. In this way, they do not carry the cost of infrastructure during unneeded periods.

         In today's highly competitive, unpredictable and fast-changing marketplace, organizations are challenged with improving productivity and operational efficiency with ever-shrinking budgets. Many executives find that running the enterprise consumes the bulk of their energy. They lack the time and resources to manage non-core, resource-intensive functions properly.

         As a result, many organizations are pursuing a business process outsourcing strategy that manages these non-strategic business processes. Outsourcing operations can potentially provide substantial, measurable benefits right away.

         Allowing business process outsourcing suppliers to manage these non-strategic operations provides flexibility and makes organizations better able to respond to new and existing business opportunities. Among the benefits of a business process outsourcing strategy is the ability of the organization to focus on its core competencies--initiatives that bring in revenue and facilitate profitable growth.

         The scope of work for business process outsourcing contracts ranges from basic scanning and data entry, also known as level one business process outsourcing, to outsourcing an entire department, which would be level five business process outsourcing. We focus on level two and level three. Level three business process outsourcing is higher margin business because it requires complex data capture from multi-page forms done by operators who are trained in the customers specific line of business and who are able to analyze, interpret and resolve discrepancies in our customers data.

Benefits Of Business Process Outsourcing

         o Reduce costs-- business process outsourcing provides quantifiable benefits through improved efficiencies, lower overhead, reduced payroll and benefit expenses, and fewer capital investments.

         o Improve productivity and operational efficiencies--Non-core business processes, such as human resources and finance and accounting, are critical, but also resource-intensive, time-consuming, and costly. Outsourcing improves operational efficiencies and drastically reduces costs without large, up-front capital investments.

         o Allow organizations to focus on their core business-- business process outsourcing allows organizations to move non-core business processes to a services provider so that they may focus on the more important strategic, revenue-generating programs that create profitable growth and sustain business success.

         o Ensure best practices, skills, and technology-- business process outsourcing provides access to proprietary workflow systems, process reengineering skills, and innovative staffing and delivery models, combined with proprietary technology delivered by experts.

         o Provide access to scalable operations and on-demand resources-- business process outsourcing provides the flexibility to respond to a rapidly changing marketplace and scale operations up or down as conditions dictate. In a business process outsourcing engagement, the business process outsourcing partner delivers access to global staff, processes, resources, and technology--wherever and whenever they are needed.

         o Strengthen clients' competitive position--Organizations can leverage a business process outsourcing strategy to improve their financial and competitive positions and differentiate themselves from competitors. business process outsourcing results in efficient operations, access to global capabilities and faster time-to-market.

STRATEGY

         As companies look to outsource to overseas business process outsourcing providers they encounter three problems that we solve. First, finding the right business process outsourcing partner is difficult because few overseas business process outsourcing providers have an extensive U.S. sales presence. Second, many processes require information technology integration and document scanning to be done domestically in order to be performed overseas. Lastly, in the investigative process they often find reasons portions of the process to be outsourced must be done on-site, nearby or within the United States.

         Our core competencies are executive level sales skill, business process outsourcing project management expertise, specialization in performing high-speed, high-quality document scanning and relationships with all of the partners necessary to deliver a complete solution on and off shore.

         Our experience has shown that to sell and deliver a complete business process outsourcing solution to a customer, a company must engage a partner or multiple partners during some part of the process of delivering the service. We have found that profitability in the business process outsourcing business comes from specialization. We believe that the larger companies that attempt to provide all aspects of the business process outsourcing solution internally cannot compete with companies that offer multi-vendor solutions. Just like information technology hardware and software became unbundled into multi-vendor solutions in the 1980's and 1990's, the trend in outsourcing is towards multi-vendor solutions.

         We hope to grow through mutually beneficial business relationships with large organizations that provide a complementary piece of the business process outsourcing solution but also require the pieces that we provide. The scope of work for business process outsourcing contracts ranges from basic scanning and data entry, also known as level one business process outsourcing, to outsourcing an entire department, which would be level five business process outsourcing. We focus on level two and level three business process outsourcing. Level two business process outsourcing is higher margin business than level one because it requires workers trained in the customers specific line of business and who are able to analyze, interpret and resolve discrepancies in our customers data. Level three business process outsourcing is more complex data entry from multi-page forms. We plan to build an account and revenue base through performing level one business process outsourcing services domestically and reselling level two business process outsourcing services from offshore providers.

SALES PROCESS

Our Value Proposition

         The Quintek Value Proposition is that we can significantly reduce our customer's current process overhead. We can change the customer's fixed costs into variable costs and we can deliver a higher quality of service than the customer can achieve internally.

Our Target Account Profiles

         In the initial stage of our growth, the sales team is putting 50% of their effort into targeting large, multi-year contracts and 50% of their effort into closing smaller one-time jobs.

Direct Sales

         We currently have one full-time direct sales person. We plan to grow our direct sales program to cover additional major markets. The job of our direct sales team is to identify prospects before they have reached the request for proposal stage, know that these proposals are being sent out and to receive and respond to them.

Template engagement team

         During our initial expansion, each region will need to have three key personnel.

         Production Manager. Production Manager is responsible for delivering services to the customer. This includes hiring and supervising production staff and bringing projects in under budget.

         Project Manager. Project Manager is responsible for supporting the pre-sales effort involving the development of proposals. Project Manager is responsible for post sales support, customer relations and coordinating the initial implementation of new business. Project Manager is responsible for working with Finance to order equipment based on the day-to-day needs of the project.

         Senior  Sales  Representative.   The  Senior  Sales  Representative  is
responsible for identifying sales prospects, closing sales and is the customer's main contact during implementation.

Leveraging Temporary Labor

         Our business model relies heavily on the use of temporary labor. Volume of business can vary dramatically from week to week. Profitability is based on not having any more full-time staff than is necessary.

Offshore Partners

         We currently have deal-by-deal relationships with offshore business process outsourcing providers. We believe that there is no compelling business reason to seek or offer an exclusive relationship with an offshore business process outsourcing provider. There are many skilled offshore providers.

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

Sales Partnerships

FedEx/Kinko's

         On June 1, 2004, we signed a sales agreement with FedEx Kinko's, a division of FedEx Corp. FedEx Kinko's selected us as their preferred document imaging and document scanning partner for Kinko's Western Region. The partnership also allows the two companies to offer back office outsourcing arrangements to deliver accuracy and efficiency. Our services are a value added upsell to the Kinko's core line of business. The joint business development strategy will primarily focus on active document digitizing as well as back-file conversions in the insurance, healthcare, government and financial market space. This partnership provides clients a "single source" partner by combining back office outsourcing solutions, professional services and document conversion services.

         FedEx Kinko's  sales team is reselling the following  services of ours;
(1) high speed scanning at client site or our production center, (2) domestic/offshore data entry, optical character recognition scanning and indexing, (3) application service provider hosting of scanned images, (4) in house imaging solutions (hardware, software, and services), and (5) mailroom outsourcing (inbound).

Single Source Partners

         On April 26, 2004, we signed an agreement with Single Source Partners. Single Source Partners is a provider of mortgage solutions located in Newport Beach, CA that supplies business process outsourcing services in the mortgage industry. Single Source Partners is paid by financial institutions to pre-qualify vendors and service providers. Single Source Partners also receives a finder's fee from us in the event that we close a sale with a referral from them. Single Source Partners and we have identified and are pursuing more than $60 million in potential business from Single Source Partners' client companies.

         Single Source Partners provides small and midsize mortgage companies with negotiated volume pricing and special service level agreements. Single Source Partners receives a portion of the revenue that we bill from a referred client. The next steps to move this relationship forward are training at Single Source Partners and expanding our production abilities to be positioned to serve Single Source Partners' customers nationally.

GCAP Services, Inc.

         On July 2. 2004, we signed an agreement with GCAP Services. GCAP Services is a management consulting firm headquartered in Irvine, CA that provides business process and systems redesign solutions to the federal, state and local government sector. Together, we can provide an end-to-end solution in document management conversions for government clients.

         GCAP Services provides executive, strategic and tactical management consulting services. They assist the Federal government and public agencies to meet compliance requirements by the design and implementation of business systems and the establishment of new or streamlined procedures.

         A partial list of client that GCAP Services may be able to introduce to us includes County of Orange-California, Judicial Council of California - Administrative Office of the Courts, Los Angeles County Metropolitan Transportation Authority, Los Angeles City Community Redevelopment Agency, Los Angeles County Department of Public Works, United States Navy - Naval Facility Engineering Command.

Iron Mountain

         On May 4, 2004, we signed an agreement to become a certified imaging partner with Iron Mountain leading provider of Web based document hosting solutions to provide our clients immediate capability of viewing business critical documents on line.

         Iron Mountain provides outsourced records and information management services. Iron Mountain services more than 200,000 customer accounts throughout the United States, Canada, Europe and Latin America. Iron Mountain offers records management services for both physical and digital media, disaster recovery support services, and consulting.

         This agreement with Iron Mountain primarily offers the Iron Mountain sales force our business process outsourcing services while enabling us to resell web-based document hosting application service provider services, which provide our clients the efficient and immediate capability of viewing business critical documents on line.

Competition

         There are several companies currently providing document imaging and business process outsourcing services. These competitors are a combination of existing microfilm conversion service providers, scanning service providers, document management system integrators, and offshore data entry organizations. Most of the aforementioned business process outsourcing provider companies are doing business on a local or regional level. There are a few national providers of business process outsourcing and document imaging services, including Affiliated Computer Services of Dallas, TX, SourceCorp of Dallas, TX and EDS.


CHEMICAL-FREE MICROFILM BUSINESS UNIT

The Film-based Imaging Market

         The film-based imaging market segment is the business associated with microfilm cameras, film stock, chemicals, readers, printers, and associated services. This is a mature, established market that has been redefined by new digital imaging technologies over the last decade.

Trends In the Film-based Imaging Market

         In June 2000, the Archivist of the United States, John W. Carlin, announced that scanned image files would be used instead of microfilm to preserve individual responses to the 2000 Census. The Census Bureau reversed itself and decided to continue using microfilm. The reasons cited for staying with microfilm were ongoing expense, the risk of losing critical data and the advantage of a human readable format with a potential lifespan of 500 years. Digital archives represent an ongoing expense because they require constant expensive migration as digital standards, operating systems and media change. During a migration, there is additional risk of losing critical data. Microfilm is "future-proof" because it is human readable and certified by the American National Standards Institute to have a 500 plus year lifespan.

         For archive documents, film-based media remain superior. Film-based archival is less expensive than digital methods and has a storage life of between 100 and 1000 years. Film-based archival already has a massive installed base of billions of documents accumulated over more than 50 years of use.

         By enabling the creation of microfilm directly from digital files, our products marry modern digital technologies to the proven best-practice of microfilm archival.

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

The Document Lifecycle

         Digital document management technology is well suited for active documents that require high-availability. For archive documents, digital imaging or document management systems have been shown to be costly and unreliable as a long-term solution.

         When the document is created, activity is high -- it is being used actively to make decisions. Issues during this stage include ease and speed of access, and the ability to share documents across networks. At some point, activity drops sharply and the document enters a phase when it must be kept, sometimes for many years, when activity is very low; this is the archival stage.

         The issues at the archival stage are entirely different and relate to safe, long-term storage. Because the volumes are invariably high during this phase both space and cost are major issues. Microfilm is the only proven, permanent document storage media.

         We believe that the future of this marketplace is in hybrid systems which bridge the gap between these two technologies.

The Aperture Card Market

         The segment of the film-based imaging market that addresses large format engineering drawings is called the aperture card market. The aperture card market is made up of hardware and software manufacturers, distributors, maintenance service providers and media and consumables manufacturers. Aperture cards are produced by many departments of transportation, city and county plan and permit offices, power companies and federal agencies such as the Bureau of Land Management. Aerospace companies are required by the Department of Defense to submit documents in aperture card format. U.S. Navy ships and submarines maintain their engineering drawings in aperture card format.

Wet vs. Dry Silver Film - Strategic Advantage

         Our products use "Dry Silver" film, which requires no chemicals. Older technologies are based on "Wet Silver" film, which requires the cost and inconvenience of dealing with hazardous chemicals. We believe that once the need for chemicals is removed, the advantages of film-based imaging will drive sales. We also believe that creating awareness of a modern, desktop device that outputs digital drawings to microfilm with no chemicals will drive sales.

         We believe that there is a large installed base of Wet Silver technology that is used in "print rooms." A print room is a dedicated area that has the specialized film-processing and aperture card assembly areas and the subsequent ventilation and hazardous materials handling equipment. Our product eliminates the need for such print rooms and their on-going expense.

Product Overview

         Our principal product is the Q4400 Desktop Aperture Card Printer. The Q4400 is used by engineering departments to print directly to aperture cards from digital files in a single step without using chemicals for film development.  Our  solution  provides a stream of revenues  from the  following:
Q4400 Aperture Card Printer and upgrades to that system, Quinplot software, maintenance and blank aperture card media

         The Q4400 system is comprised of our QUINPLOT Software Package and the Q4400 Aperture Card Printer. The QUINPLOT Software and Q4400 Aperture Card Printer operate together to provide a complete system for producing aperture cards.

         The QUINPLOT Software operates on a standard PC platform under Windows 2000, or XP and functions to interface the user system and operator with the Q4400 printer. The QUINPLOT operates across the customer's network similar to any laser printer and is compatible with all standard vector and raster file formats. The QUINPLOT Software can be used to control and monitor a number of related functions, including; image queuing, graphics workstation (image view/mark-up/edit), password protection, drawing release, index data formats, index data entry and all aspects of the aperture card production cycle. The QUINPLOT Software is designed to easily adapt to the client's existing workflow, indexing methods and file formats.

         The Q4400 is packaged in a small, self contained, table-top box which fits well into office, reprographics, laboratory and CAD/CAM work environments. The Q4400 printer uses a low power laser to record images directly on Dry Silver film, which is premounted on blank aperture card media and packaged in light-tight cassettes. The film is developed using a patented heat process and therefore requires no chemicals and emits no toxins into the atmosphere. The card is automatically labeled using an internal print/punch module. The Q4400 is completely automatic, extremely reliable and can operate unattended until the blank aperture card media is depleted.

Cost Savings

         When comparing the Q4400 to alternative aperture card production methods, the Q4400 saves the customer money in terms of reducing the following: labor cost, downtime, hard cost (material), floor space and maintenance cost. Furthermore, there are no employee health hazards from chemical fumes and spills, no liability from employee exposure to chemicals/fumes and the added benefit of a faster "time to market".

         When using direct output to aperture card, the user is expected to gain cost savings in many areas. For some users, the security issues related to having immediate on site drawing conversion completed in a secured area with limited access may provide a great deal of value unrelated to volume. Also, the efficiency gained by eliminating the bottleneck associated with service bureaus and conventional conversion results in a faster "time to market" and greater efficiencies for the resultant products, improving ones competitive position.

Useful Features/Benefits

         The following provides a list of features of the Q4400 system: direct conversion to aperture card (i.e. no requirement for paper plots) chemical-free operation, fully automatic operation, compatible with a wide variety of network configurations, compatible with a wide variety of image & text file formats, interface can be customized to address the customer's unique application and a compact modular design.

         The following provides a list of benefits of the Q4400 system: provides a dramatic improvement in efficiency (drawing release & distribution, design review process, check print and a back-up of digital data base), reduced "time to market" improves user's competitive posture and it eliminates health risk from employee's exposure to chemicals and fumes.

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

PATENTS AND TRADEMARKS

         The  Q4400  system  is  protected  under  the  following   patents  and
trademarks:

US Patents

         Patent            Expiration
         Number            Date             Name/Description
         ---------         ----------       ----------------

         4,794,224         04/09/07         Dry Film  Developer  for an Aperture
                                            Card Printer

         4,818,950         04/24/07         Low   Jitter    Phase-Locked    Loop
                                            (internal circuit board)

         4,841,343         03/25/08         Dry Film Development  Process for an
                                            Aperture Card Printer

Trademarks

         "Quintek" was registered on the Patent and Trademark Office principal register as U.S. registration No. 2,604,712 on August 6, 2002.

SALES AND MARKETING

         Our chemical free microfilm business unit is primarily engaged in the service and maintenance of the installed base of Q4300 and Q4400 aperture card printers. We sell maintenance contracts on the installed base of Q43/44XX printers for $10,200. We sell upgrades to upgrade the installed base of printers to Windows XP/2000 for $5000. We sell extended software features to the Q43/44XX printers for $5000.

         We have determined that in order to grow sales, a redesign of the Q43/44XX printer is required. We have determined that this investment would be at least $250,000, and therefore, we have decided that it is in our best interests to wait until our new Quintek Services division is profitable before proceeding with investment in the Chemical-Free Microfilm technology.

MANUFACTURING

         Prior to March, 2003, we were dependent upon Kitron/Bofos for manufacturing the 4305 printer. Since March, 2003, all 4305 printers have been made in our Idaho facility. As of this writing, we have been unable to obtain the tooling for the 43/44XX printers from Kitron. Kitron believes it is owed $100,000 and will not return our property. We dispute this debt and are attempting to resolve this matter as quickly as possible.

         Our supplier of replacement ribbons has discontinued that line of business. We are not currently in possession of tooling for manufacturing new ribbons. We have determined that setting up new tooling for ribbons would cost at least $20,000.

         We believe that the Montpelier, Idaho facility will be able to meet current demand for our products and services. We have been working with a variety of suppliers for Q4305 and other parts. These suppliers are located throughout the United States. We believe that this will help to insure stability and reduce risk through the lack of reliance upon any single supplier.

COMPETITION

         We believe that we are the only manufacturer of a chemical-free desktop aperture card printer. There are other aperture card printing devices available. Both of the competitive devices we are aware of are manufactured outside of the United States by Microbox AG, based in Germany and Wicks and Wilson, based in the United Kingdom. This product is a large unit that weighs roughly 772 pounds. To our knowledge, the CADMIC Plotter produced by Microbox is currently sold in the United States by only one distributor.

         Wicks and Wilson, based in the United Kingdom, also manufactures an aperture card plotter. Their product is similar in size to the Q4400. It requires the constant replenishment and disposal of hazardous chemicals, has specialized ventilation, plumbing and electrical requirements, and is labor intensive to operate.

                            DESCRIPTION OF PROPERTIES

         We maintain our principal office at 17951 Lyons Circle, Huntington Beach, California 92647. Our telephone number at that office is (714) 848-7741 and our facsimile number is (714) 848-7701. We lease 7,090 square feet of office space. The lease expires on June 30, 2008, and we hold an option to extend the lease for an additional four years. The monthly rent is $7,485.72. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, if needed, on terms acceptable to us.

         We rent, on a month-to-month basis, 1,800 square feet of office and warehouse space at 720 N. 4th Street, Montpelier, Idaho, to manufacture our products and service our customers. Our current monthly rent is $1,384.

                                LEGAL PROCEEDINGS

            From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Except as described below, we are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

         On April 16, 2004, Decision One Corporation filed suit in the County of Bannock, Idaho against us for $22,661.56 for goods provided. Since 2000, Decision One (formerly Imation) has been both a vendor to us and a reseller of our Q4300 Printers. We filed a counterclaim on August 1, 2004. We assert that Decision One used their authority as a dealer of our product to disparage us, in violation of their dealer agreement and we lost hundreds of thousands of dollars in business because of it.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.


Name                           Age              Office(s) Held
----------------------         --------         ------------------------------

Robert Steele                    38             Chief Executive Officer and
Director

Robert Brownell                  49             President

Andrew Haag                      37             Chief Financial Officer and
Director

Robert Steele, Age 38, Chief Executive Officer and Director
-----------------------------------------------------------

Robert Steele has been our Chief Executive Officer, President, and Chairman of the Board of Directors since January 30, 2003. From 1999 to 2001, Mr. Steele served as the Chief Executive Officer of ibrite, Inc., a mobile information management software company. For nine years, from 1988 through 1998, Mr. Steele served as Corporate Vice President & Chief Technology Officer for CADD Microsystems, Inc., a leading provider of Autodesk Computer Aided Design software, consulting, training and integration services in the Washington, DC Metropolitan Area. Mr. Steele received a Bachelor of Science in Electronic and Computer Engineering from George Mason University in 1988.

Robert Brownell, Age 49, President
----------------------------------

Robert Brownell has been our President since March 2004. From 2000 until 2004, Mr. Brownell was Senior Vice President at ImageMax, Inc. of Fort Washington, PA, a national provider of document and information management services with revenues of more than $40 million dollars. From 1991 to 1999, Mr. Brownell was Vice President, Worldwide Channel Sales for Document Control Solutions, Inc., of Fullerton, CA, a. document management systems integration company. He received the FileNET Dealer of the Year award in 1997. In the 1980's, Mr. Brownell was Branch Manager, TAB Products Company of Los Angeles, CA, a records and information management systems for active documents. Mr. Brownell has a degree in Business Administration and Marketing Management from Mount San Antonio College.

Andrew Haag, Age 37, Chief Financial Officer and Director
---------------------------------------------------------

Andrew Haag has been our Chief Financial Officer and a Director since January 31, 2003. Prior to that, from December 2002, he was employed by the Camelot Group, Inc., an investment banking firm. From May 2001 until November 2001, Mr. Haag was employed by Aquasearch, Inc., a publicly held microalgae products company. From November 1998 through April 2001 he was employed by Nutmeg Securities, Ltd. From June 1998 through October 1998 Mr. Haag was a Managing Director of Waldron & Co. Inc., an investment bank located in Irvine, CA.

         From 1992 through 1998 he was employed by Auerbach, Pollak & Richardson, an investment banking firm, located in Stamford, CT and Beverly Hills, CA, rising to Managing Director. Mr. Haag attended the University of Maine and CUNY Hunter College. Mr. Haag holds a Series 7 and a Series 63 license from the Securities and Exchange Commission.

Committees of the Board Of Directors
------------------------------------

         None.

Terms of Office
---------------

         Our directors are appointed for a one-year term to hold office until the next annual general meeting of the holders of our common stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending June 30, 2004, 2003 and 2002 exceeded $100,000:

                                                               SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Robert Steele             2004    72,000           0             -            -            -            -             -
  Chief Executive         2003    30,000 (3)       0         2,500 (1)        -            -            -             -
  Officer                 2002        -            0             -            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Robert Brownell           2004    37,500 (4)       0             -            -            -            -             -
  President               2003        -            0             -            -            -            -             -
                          2002        -            0             -            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Tom Sims                  2004        -            0             -            -            -            -             -
  President               2003    19,400           0         1,570 (1)        -            -            -             -
                          2002    19,500           0         6,106 (1)    $68,000 (2)      -            -             -

(1)  Represent payments for automobile and health insurance.

(2) Represents an issuance of 200,000 shares of restricted common stock valued at $0.06 per share and 800,000 shares of restricted common stock valued at $0.07 per share.

(3) Represents compensation received by Mr. Steele while serving as our President & CEO from 2/1/03 to 6/30/03.

(4) Represents compensation received by Mr. Brownell while serving as our President from 3/12/04 to 6/30/04

Employee Stock Incentive Plan

         The 2004 Stock Option Plan was adopted by the board of directors on March 30, 2004 and approved by the shareholders on June 30, 2004. The Plan provides for the issuance of up to 5,000,000 options.

Option Grants to the Named Executive Officers and Directors as of July 31, 2004:

         None.

         Under the plan, options may be granted which are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or which are not intended to qualify as incentive stock options thereunder, or Non-ISOs. The 2002 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The 2002 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose

         The purpose of the 2004 Stock Option Plan is to enhance our profitability and value for the benefit of our stockholders principally by enabling us to offer our employees and consultants and our subsidiaries and non-employee directors stock-based incentives in us in order to attract, retain and reward such individuals and strengthen the mutuality of interest between such individuals and our stockholders.

Eligibility

            All our employees and consultants and our subsidiaries and non-employee directors designated by our Board of Directors to participate in the 2004 Stock Option Plan are eligible to receive options under the 2004 Stock Option Plan.

Available Shares

            Options covering a maximum of 11,822,500 shares of common stock may be issued under the 2004 Stock Option Plan. If an option expires, terminates or is cancelled, the unissued shares of common stock subject to the option will again be available under the 2004 Stock Option Plan.

Terms of Stock Options

            Under the 2004 Stock Option Plan, options granted to employees may be in the form of incentive stock options or nonqualified stock options. Options granted to consultants or non-employee directors may only be nonqualified stock options. The committee that administers the 2004 Stock Option Plan (see Administration below) (the Committee) will determine the number of shares subject to each option, the term of each option (which may not exceed ten years or, in the case of an incentive stock option granted to a 10% stockholder, five years), the exercise price per share of stock subject to each option, the vesting schedule (if any) and the other material terms of the option. No incentive stock option may have an exercise price less than 100% of the fair market value of the common stock at the time of the grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of the fair market value). The exercise price of a nonqualified stock option will be determined by the Committee.

            The option price upon exercise may be paid in cash or, if so determined by the Committee, in shares of common stock by a reduction in the number of shares of common stock issuable upon the exercise of the option or by such other method as the Committee determines. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The Committee may at any time offer to buy an option previously granted on such terms and conditions as the Committee establishes. At the discretion of the Committee, options may provide for reloads (i.e., a new option is granted for the same number of shares as the number used by the holder to pay the option price upon exercise). Subject to limited exceptions, options are forfeited upon termination of employment or service. Options are not assignable (except by will or the laws of descent and distribution).

            Options may not be granted after the tenth anniversary of the 2004 Stock Option Plan's adoption.

Change in Control

            Unless otherwise determined by the Committee at the time of the grant, upon a change in control (as defined in the 2004 Stock Option Plan), all of the options automatically will become fully exercisable. However, unless otherwise determined by the Committee at the time of the grant, no acceleration or exercisability of an option will occur, if the Committee determines prior to a change in control that the option will be honored or assumed or new rights substituted immediately following the change in control; provided that, the new rights or alternative option is based on stock which is or will be traded on an established securities market, contains at least substantially equivalent terms and conditions as the option being assumed, and has substantially equal earnings value.

Certain Reorganizations

            The 2004 Stock Option Plan provides for appropriate adjustments of the number and kind of shares to be issued upon exercise of an option and of the exercise price to reflect changes in the capital structure of the corporation, stock splits, recapitalizations, mergers and reorganizations.

Amendment or Termination of the 2004 Stock Option Plan

            The 2004 Stock Option Plan may be amended by the Board of Directors of the Company, except that stockholder approval of amendments will be required among other things (a) to the extent stockholder approval is required by Rule 16b-3 under the Exchange Act, and (b) to (i) increase the maximum number of shares subject to options granted in a fiscal year, (ii) change the classification of employees eligible to receive awards, (iii) extend the maximum option period under the 2004 Stock Option Plan, or (iv) increase the number of shares that may be issued under the 2004 Stock Option Plan. The 2004 Stock Option Plan is effective for ten years from the date the 2004 Stock Option Plan was adopted during which time options may be granted.

Administration

            The 2004 Stock Option Plan will be administered by the Committee, However, with respect to option grants to non-employee directors and any action under the 2004 Stock Option Plan relating to options held by non-employee directors, the Committee will consist of the entire Board of Directors. The Committee will determine the individuals who will receive options and the terms of the options, which will be reflected in written agreements with the holders. Decisions by the Board of Directors or the Committee with respect to the 2004 Stock Option Plan are final and binding.

Federal Income Tax Consequences

            Incentive Stock Options. An optionee will not recognize income upon the grant or exercise of an incentive stock option. Instead, the optionee will be taxed at the time he or she sells the stock purchased pursuant to the option. The optionee will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the optionee does not sell the stock within two years from the date of grant of the option and one year from the date the stock is transferred to the optionee, the gain will be a long-term capital gain, and the Company will not be entitled to a deduction. If the optionee sells the stock at a gain prior to that time, the difference between the amount the optionee paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount will be taxed as capital gain. If the optionee sells the stock for less than the amount he or she paid for it, the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject an optionee to, or increase an optionees liability for, the alternative minimum tax.

            Non-Qualified Stock Options. An optionee will not recognize income upon the grant of a non-qualified stock option under the 2004 Stock Option Plan or at any time prior to the exercise of the option or a portion thereof. Generally, at the time the optionee exercises a non-qualified option or portion thereof, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying stock on the date the option is exercised over the option price of the stock and the Company will then be entitled to a corresponding deduction. At that time, the Company will be subject to income tax withholding requirements and will have the right to require an optionee who is or was an employee of the Company to remit in cash to the Company an amount sufficient to satisfy any federal, state and local tax requirements prior to the delivery of any certificate or certificates for such shares of stock.

            A subsequent taxable disposition of the stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date of the option exercise and the amount realized on later disposition.

Compensation Of Directors
-------------------------

         All of our directors are full time employees of ours. Because we have no independent directors, we pay no compensation to any directors for their service on the board over and above their employment compensation. There are no family relationships among the directors or executive officers.

Employment Agreements
---------------------

Robert Steele

         We entered into an employment agreement with Robert Steele on January 31, 2003 to serve as our Chief Executive Officer. The agreement is for five years, with a base salary of $72,000 per annum, plus benefits.

Andrew Haag

         We entered into an employment agreement with Andrew Haag on January 31, 2003 to serve as our Chief Financial Officer. The agreement is for five years, with a base salary of $72,000 per annum, plus benefits.

Robert Brownell

         We entered into an employment agreement with Robert Brownell on March 12, 2004 to serve as our President. The agreement is for four years, with a base salary of $12,500 per month, plus benefits. In addition, if our quarterly gross revenue meets or exceeds the following amounts, Mr. Brownell's salary will increase as indicated:

         Gross Revenues                              Salary (per month)
         --------------                              ------------------

         $900,000                                    $15,000
         $1,200,000                                  $18,000
         $1,500,000                                  $24,000

         If our quarterly gross revenues decrease, Mr. Brownell's base salary will decrease accordingly, subject to the minimum base salary of $12,500 per month.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 26, 2004, Quintek issued a convertible note for $100,000 in cash to an accredited investor. The note bears 10% simple interest and matures one year from the above date. The note converts into common stock at $0.06 a share. (Zubir Kazi)

         On June 7, 2004, Quintek issued a convertible note titled for $100,000 in cash to an accredited investor. The note bears 10% simple interest and matures one year from the above date. The note converts into common stock at $0.06 a share. (Zubir Kazi)

         On November 26, 2003, Quintek issued a warrant to an accredited investor to purchase 8,333,333 shares of Quintek common stock at an of exercise price $0.06, expiring November 26, 2008, in consideration for $500,000 investment in convertible notes. (Zubir Kazi)

         On July 23, 2003, Quintek issued a warrant to TJ&K Investment Trust, LLC to purchase 142,857 shares of Quintek Common Stock at an exercise price of $0.13, expiring July 23, 2006 in consideration for a stock loan to Quintek of 1,428,572 shares of common stock. In additional consideration for the loan of stock from the lender, Quintek released the lender from a lock up on 285,714 shares of common stock. (Kurt Kunz)

         On November 6, 2003, Quintek issued a warrant to TJ&K Investment Trust, LLC to purchase 1,100,000 shares of Quintek Common Stock at an exercise price of $0.175, expiring November 6, 2008 in consideration for a stock loan to Quintek of 1,100,000 shares of common stock. (Kurt Kunz)

                  Changes in Registrant's Certifying Accountant

         On March 15, 2004, we received a letter dated March 8, 2004 from Heard, McElroy &Vestal resigning as our independent public accountants. The decision to resign by Heard, McElroy &Vestal did not involve a dispute with us over accounting policies or practices. On March 24, 2004, we appointed Kabani & Company, Inc., Certified Public Accountants as our new independent public accountants. The decision to retain Kabani & Company was made by our Board of Directors.

         The reports of Heard, McElroy & Vestal on our financial statements for the year ended June 30, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         During our fiscal year ended June 30, 2003, and through March 8, 2004, there were no disagreements with Heard, McElroy &Vestal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Heard, McElroy &Vestal's satisfaction, would have caused Heard, McElroy &Vestal to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such year.

         During our fiscal year ended June 30, 2003, and through March 15, 2004, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         We provided Heard, McElroy &Vestal with a copy of our Item 4 disclosure on a Form 8-K and we requested that Heard, McElroy &Vestal review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K. Such letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2004.

         During the fiscal year ended June 30, 2003, and the subsequent interim period up to March 8, 2004, we did not consult with Kabani & Company regarding
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting; or (ii) any matter that was either the subject of a disagreement or a reportable event, as described in Item 304(a)(1)(iv) and
(a)(1)(v) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of November 18, 2004

         o by each person who is known by us to beneficially own more than 5% of our common stock;
         o    by each of our officers and directors; and
         o    by all of our officers and directors as a group.

Name and Address                    Amount and Nature            Percent Prior     Percent After
Of Beneficial Holder                of Beneficial Ownership (1)  to Offering (2)    Offering (3)
--------------------                -----------------------       -------------     ----------

Robert Steele                         3,275,297 (4)                4.26%              2.50%
17951 Lyons Circle
Huntington Beach, CA 92647

Robert Brownell                         861,062 (5)                1.16%                 *
17951 Lyons Circle
Huntington Beach, CA 92647

Andrew Haag                           3,275,297 (6)                4.26%              2.50%
17951 Lyons Circle
Huntington Beach, CA 92647

Executive Officers and Directors      7,411,656 (7)                9.15%              5.49%
As A Group (3 persons)

Kurt Kunz                             3,825,429 (8)                5.11%              2.97%
17951 Lyons Circle
Huntington Beach, CA 92647

Zubair Kazi                          7,816,377 (9)                 9.90%              9.90% (9)
A-1-A Estate Thomas
St. Thomas, U.S. Virgin Islands 00802

Langley Park Investments PLC         14,000,000                   19.03%             10.97%
30 Farringdon Street
London EC4A 4HJ U.K.

David W. Gough                       4,400,000 (10)                5.64%              3.33%
1180 Sir William Lane
Lake Forest, IL 60045

Gerald Hannahs                       5,000,000 (11)                6.36%              3.77%
17710 Leatha Lane
Little Rock, AR 72223

* Less then one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 18, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 73,574,000 shares of common stock outstanding.

(3) Percentage based on 127,632,334 shares of common stock outstanding.

(4) Includes 2,275,297 shares that may be acquired upon exercise of stock options exercisable within 60 days and 1,000,000 shares that may be acquired upon the conversion of shares of Series A Convertible Preferred Stock.

(5) Includes 611,062 shares that may be acquired upon exercise of stock options exercisable within 60 days and 250,000 shares that may be acquired upon the conversion of shares of Series A Convertible Preferred Stock.

(6) Includes 2,275,297 shares that may be acquired upon exercise of stock options exercisable within 60 days and 1,000,000 shares that may be acquired upon the conversion of shares of Series A Convertible Preferred Stock.

(7) Includes 5,161,656 shares that may be acquired upon exercise of stock options exercisable within 60 days and 2,250,000 shares that may be acquired upon the conversion of shares of Series A Convertible Preferred Stock.

(8) Includes 1,242,857 shares that may be acquired upon exercise of stock options exercisable within 60 days.

(9) Kazi Management VI, LLC holds 2,437,072 shares and $500,000 in notes convertible into common stock at $0.06. Upon full conversion of the notes, Kazi Management VI will receive 8,333,333 shares of common stock and a warrant to purchase one share of common stock for each conversion share at $0.06 exercisable within five years. Kazi Management VI does not have the right to convert any portion of the Notes or Warrants that would cause Kazi Management VI to be deemed the beneficial owner of more than 9.9% of our outstanding shares of Common Stock. Therefore, Kazi Management VI is only in control of 7,701,664 shares at the time of the offering but will be in control of more shares, up to 9.9% after the offering.

(10) Includes 2,200,000 shares underlying convertible notes and 2,200,000 shares that may be acquired upon exercise of stock options exercisable within 60 days.

(11) Includes 5,000,000 shares that may be acquired upon exercise of stock options exercisable within 60 days.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 200,000,000 shares of Common Stock, no par value. As of November 18, 2004, there were 73,574,000 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

         We have engaged Interwest Transfer Company, as independent transfer agent or registrar.

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

PREFERRED STOCK

         We are authorized to issue 50,000,000 shares of preferred stock, no par value per share. As of November 18, 2004, ther were 4,679,134 shares of preferred stock issued and outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of California.

Series A Preferred Stock

The general terms of the Series A Preferred Stock is as follows: no par value; Liquidation Preference - $0.25 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $0.005 per share when and as declared by the Board of Directors; Conversion Rights - convertible to common stock at a 1:1 ratio; Redemption Rights - we have the right to redeem part or all of the stock upon 30 days written notice at a rate of $0.25 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $0.005 annually per share; Voting Rights - one vote per share on all matters requiring shareholder vote. As of November 18, 2004, there were 3,980,931 shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

The general terms of the Series B Preferred Stock is as follows: no par value; Liquidation Preference - $0.25 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $0.0005 per share when and as declared by the Board of Directors; Conversion Rights - convertible to common stock at a 1:5 ratio (i.e. 1 share of Series B Preferred stock is convertible into 5 shares of common stock) ; Redemption Rights - we have the right to redeem part or all of the stock upon 30 days written notice at a rate of $0.25 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $0.0005 annually per share; Voting Rights - one vote per share on all matters requiring shareholder vote. As of November 18, 2004, there were 680,255 shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

The general terms of the Series C Preferred Stock is as follows: no par value; Liquidation Preference - $1.00 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $.0005 per share when as declared by the Board of Directors; Conversion Rights - 1:20 ratio (i.e. 1 share of Preferred Series C stock is convertible into 20 shares of common stock); Redemption Rights - we have the right to redeem part or all of the stock upon 30 days written notice at the rate of $1.00 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $.0005 annually per share.; Voting Rights - one vote per share on all matters requiring shareholder vote. As of November 18, 2004, there were 17,948 shares of Series C Preferred Stock outstanding.

WARRANTS

         In connection with a Securities Purchase Agreement dated August 2004, the accredited investor was issued 3,000,000 warrants to purchase shares of common stock. The warrants are exercisable until two years from the date of issuance at a purchase price of $1.00 per share.

         In connection with several Note Purchase Agreements we entered into with several accredited investors, we issued an aggregate of 12,066,667 warrants. Of these warrants, 9,166,667 warrants are exercisable at $0.10 per share; 2,200,000 warrants are exercisable at $0.12 per share and 700,000 warrants are exercisable at $0.15 per share.

         In connection with a promissory note issued on October 16, 2004, we issued 5,000,000 warrants, exercisable at $0.15 per share.

         In connection with a stock purchase agreement we entered into on September 15, 2004, we issued 1,000,000 warrants, exercisable at $0.13 per share.

CONVERTIBLE SECURITIES

         To obtain funding for our ongoing operations, we entered into the following transactions involving convertible securities:

1) On September 26, 2003 we entered into a Note Purchase Agreement with an individual investor. This investor purchased five convertible notes, each for $100,000, for a total purchase price of $500,000. The convertible notes bear interest at 10% per annum. These notes are convertible into shares of our common stock at a price of $0.06. In connection with this Note Purchase Agreement, the investor will receive up to 9,166,667 warrants exercisable at $0.10 per share and expiring on September 26, 2008, with the investor receiving one warrant for every share converted under the convertible notes. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

2) On July 11, 2004 we entered into a Securities Purchase Agreement with an individual investor. This investor purchased a convertible note for $20,000. On August 31, 2004, the holder converted this note into 200,000 shares of our common stock. In connection with this Securities Purchase Agreement, we issued the investor 200,000 warrants, exercisable at $0.15 per share, which expire on July 11, 2007. This prospectus relates to the resale of the common stock issued upon conversion of the convertible note and the shares of common stock underlying the warrants.

3) On July 27, 2004 we entered into a Securities Purchase Agreement with an individual investor. This investor purchased a convertible note for $50,000. On August 31, 2004, the holder converted this note into 500,000 shares of our common stock. In connection with this Securities Purchase Agreement, we issued the investor 500,000 warrants, exercisable at $0.15 per share, which expire on July 27, 2007. This prospectus relates to the resale of the common stock issued upon conversion of the convertible note and the shares of common stock underlying the warrants.

4) On July 29, 2004, we entered into an Agreement with Langley Park Investments PLC, a London investment company to issue 14,000,000 shares of our common stock to Langley Park Investments in return for 1,145,595 shares of Langley. Fifty percent of Langley Park Investments shares issued to us under this agreement are to be held in escrow for two years. At the end of two years, if the market price for our common stock at or greater than the initial closing price, the escrow agent will release the remaining Langley Park Investments shares to us. In the event that the market price for our common stock is less than the initial closing price the amount released will be adjusted.

         Langley Park Investments' initial offering price was 1(pound) (One Pound UK per share). Our shares are to be held by Langley Park Investments for a period of at least two years. Langley Park Investments' shares issued to us are free trading. Langley Park Investment Trust Plc was admitted to the Full List of The London Stock Exchange on September 30, 2004 and dealings in Langley shares commenced on October 7, 2004.

5) On August 2, 2004, we signed a Master Lease Agreement with Vencore Solutions, LLC, a venture leasing company located in Lake Oswego, Oregon. Under the agreement, we established a lease line of credit for up to $240,000 in equipment financing. This is a capital lease, whereby we pay a monthly rental rate equal to 3.45% of the total hardware purchases and 6.35% of the total software purchases. The lease term for hardware purchases is 36 months and 18 months for software. The effective annual interest rate is roughly 8%. Purchases made will be recognized both as an asset and as a liability (for the lease payments) on the balance sheet. At the end of the lease, we have the option to purchase the equipment or return it. Vencore Solutions received 144,000 warrants to purchase our common stock at $0.10, expiring on August 2, 2007.

6) We entered into a Securities Purchase Agreement with an accredited investor in August 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

         o    $175,000 was disbursed to us on August 4, 2004;
         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and
         o $75,000 will be released upon effectiveness of this registration statement.

         The debentures bear interest at 5 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.10 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.10 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

         Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.10 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 125% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

         Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, which is 150 days from the date of the Securities Purchase Agreement, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

Conversion Calculation

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on November 18, 2004, a conversion price of $0.152 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($.152 x (10 x $300,000))  = 2,844,000/$.152 = 18,710,526

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of November 19, 2004 of $0.24.


% Below                                      Number
Outstanding   Price Per      With Discount   of Shares            % of
Market           Share         at 20%        Issuable             Stock
------           -----         ------        --------             -----

25%             $.18           $.144         19,916,667           21.30%
50%             $.12           $.096         31,375,000           29.90%
75%             $.06           $.048         65,750,000           47.19%

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

7) We entered into a Securities Purchase Agreement with an accredited investor on August 17, 2004 for the sale of $200,000 in convertible notes.

         The investor is obligated to provide us with an aggregate of $200,000 as follows:

         o    $100,000 was disbursed on August 17, 2004; and
         o $100,000 will be disbursed within five days of the effectiveness of this prospectus.

         Accordingly, we have received a total of $100,000 pursuant to the Securities Purchase Agreement.

         The convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at $0.10 per share. In the event that we enter into an agreement subsequent to execution of the Securities Purchase Agreement to sell common stock or a convertible instrument that converts into Common Stock prior to conversion of these debentures at a price less than a conversion price of $0.10, then the conversion price of these debentures will reset to the lower of $0.10 or the lower conversion price equal to that in the subsequent agreement. Warrants are exercisable at $0.12 into shares of our common stock of and expire on August 17, 2007. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

8) On September 15, 2004 we entered into a Stock Purchase Agreement with an individual investor. This investor purchased 1,000,000 shares of our common stock, at $0.10 per share, for a total purchase price of $100,000. In connection with this Stock Purchase Agreement, we issued the investor 1,000,000 warrants, exercisable at $0.13 per share, which expire on September 15, 2007. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o privately-negotiated transactions; o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         o    through the writing of options on the shares
         o a combination of any such methods of sale; and o any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name        Debentures, Notes      Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants    Conversion       (1)       Offering*   Offering        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Golden Gate             21,710,526 (3)   27.78%         Up to       3,790,879        4.9%*           --            --
  Investors,                                           23,625,000
  Inc.(2)                                               shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Bernadette Haag            200,000 (5)      **          Up to         400,000          **           --            --
                                                       400,000
                                                      shares of
                                                     common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
David Gough              4,400,000 (6)    5.72%        Up to        4,400,000       5.72%           --            --
                                                     4,400,000
                                                      shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Roger Lents                500,000 (7)    2.16%         Up to       1,000,000       1.37%           --            --
                                                      1,000,000
                                                      shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Stan Merdinger           2,000,000 (8)    2.72%       Up to         2,000,000       2.72%           --            --
                                                      2,000,000
                                                      shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Rayne Forecast           1,000,000 (10)   1.37%       Up to         1,000,000       1.37%           --            --
   Inc. (9)                                           1,000,000
                                                     shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Kazi Management         18,333,334 (12)  20.18%         Up to      7,701,664        9.9% (13)       --           --
   VI, LLC (11)                                     18,333,334
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Gerald Hannahs           5,000,000 (14)   6.45%     Up to          5,000,000        6.45%           --            --
                                                    5,000,000
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

** Less than one percent.

***On September 30, 2004, Kazi Management VI, LLC (KMVI) held 2,437,072 shares and $500,000 in notes convertible into common stock at $0.06. Upon conversion of the notes, KMVI will receive 8,333,333 shares of common stock and a warrant to purchase one share of common stock for each conversion share at $0.06 exercisable within five years. KMVI does not have the right to convert any portion of the Note(s) or Warrant(s) that would cause KMVI to be deemed the beneficial owner of more than nine point nine percent (9.9%) of the outstanding shares of Common Stock of the Company. Therefore, as of September 30, 2004, KMVI was only in control of 6,936,788 shares.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on November 18, 2004, the conversion price would have been $.152. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 20,625,000 shares of common stock underlying our $300,000 convertible debenture and 3,000,000 shares of common stock underlying common stock purchase warrants issued to Golden Gate Investors, Inc.

(4)      Assumes that all securities registered will be sold.

(5) Includes 200,000 shares of common stock underlying common stock purchase warrants issued to Bernadette Haag.

(6) Includes 2,200,000 shares of common stock underlying our $200,000 convertible note and 2,200,000 shares of common stock underlying common stock purchase warrants issued to David Gough.

(7) Includes 500,000 shares of common stock underlying common stock purchase warrants issued to Roger Lents.

(8) Includes 1,000,000 shares of common stock underlying common stock purchase warrants issued to Stan Merdinger.

(9) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Todd Davis may be deemed a control person of the shares owned by the selling stockholder.

(10) Includes 500,000 shares of common stock underlying common stock purchase warrants issued to Rayne Forecast, Inc.

(11) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Zubair Kazi may be deemed a control person of the shares owned by the selling stockholder.

(12) Includes 9,166,667 shares of common stock underlying our $500,000 convertible note and 9,166,667 shares of common stock underlying common stock purchase warrants issued to Kazi Management VI, LLC.

(13) Kazi Management VI, LLC holds 2,437,072 shares and $500,000 in notes convertible into common stock at $0.06. Upon full conversion of the notes, Kazi Management VI will receive 8,333,333 shares of common stock and a warrant to purchase one share of common stock for each conversion share at $0.06 exercisable within five years. Kazi Management VI does not have the right to convert any portion of the Notes or Warrants that would cause Kazi Management VI to be deemed the beneficial owner of more than 9.9% of our outstanding shares of Common Stock. Therefore, Kazi Management VI is only in control of 7,701,664 shares at the time of the offering but will be in control of more shares, up to 9.9% after the offering.

(14) Includes 5,000,000 shares of common stock underlying common stock purchase warrants issued to Gerald Hannahs.

Terms of Convertible Debentures and Convertible Notes

         To obtain funding for our ongoing operations, we entered into the following transactions involving convertible securities:

1) On September 26, 2003 we entered into a Note Purchase Agreement with an individual investor. This investor purchased five convertible notes, each for $100,000, for a total purchase price of $500,000. The convertible notes bear interest at 10% per annum. These notes are convertible into shares of our common stock at a price of $0.06. In connection with this Note Purchase Agreement, the investor will receive up to 9,166,667 warrants exercisable at $0.10 per share and expiring on September 26, 2008, with the investor receiving one warrant for every share converted under the convertible notes. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

2) On July 11, 2004 we entered into a Securities Purchase Agreement with an individual investor. This investor purchased a convertible note for $20,000. On August 31, 2004, the holder converted this note into 200,000 shares of our common stock. In connection with this Securities Purchase Agreement, we issued the investor 200,000 warrants, exercisable at $0.15 per share, which expire on July 11, 2007. This prospectus relates to the resale of the common stock issued upon conversion of the convertible note and the shares of common stock underlying the warrants.

3) On July 27, 2004 we entered into a Securities Purchase Agreement with an individual investor. This investor purchased a convertible note for $50,000. On August 31, 2004, the holder converted this note into 500,000 shares of our common stock. In connection with this Securities Purchase Agreement, we issued the investor 500,000 warrants, exercisable at $0.15 per share, which expire on July 27, 2007. This prospectus relates to the resale of the common stock issued upon conversion of the convertible note and the shares of common stock underlying the warrants.

4) On July 29, 2004, we entered into an Agreement with Langley Park Investments PLC, a London investment company to issue 14,000,000 shares of our common stock to Langley Park Investments in return for 1,145,595 shares of Langley. Fifty percent of Langley Park Investments shares issued to us under this agreement are to be held in escrow for two years. At the end of two years, if the market price for our common stock at or greater than the initial closing price, the escrow agent will release the remaining Langley Park Investments shares to us. In the event that the market price for our common stock is less than the initial closing price the amount released will be adjusted.

         Langley Park Investments' initial offering price was 1(pound) (One Pound UK per share). Our shares are to be held by Langley Park Investments for a period of at least two years. Langley Park Investments' shares issued to us are free trading. Langley Park Investment Trust Plc was admitted to the Full List of The London Stock Exchange on September 30, 2004 and dealings in Langley shares commenced on October 7, 2004.

5) We entered into a Securities Purchase Agreement with an accredited investor in August 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

         o    $175,000 was disbursed to us on August 4, 2004;
         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and
         o $75,000 will be released upon effectiveness of this registration statement.

         The debentures bear interest at 5 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.10 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.10 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

         Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.10 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 125% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

         Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, which is 150 days from the date of the Securities Purchase Agreement, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

Conversion Calculation

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on November 18, 2004, a conversion price of $0.152 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($.152 x (10 x $300,000))  = 2,844,000/$.152 = 18,710,526

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of November 19, 2004 of $0.24.

% Below                                         Number
Outstanding   Price Per       With Discount    of Shares           % of
Market           Share          at 20%         Issuable            Stock
------           -----          ------         --------            -----
25%             $.18            $.144          19,916,667          21.30%
50%             $.12            $.096          31,375,000          29.90%
75%             $.06            $.048          65,730,000          47.19%

7) We entered into a Securities Purchase Agreement with an accredited investor on August 17, 2004 for the sale of $200,000 in convertible notes.

         The investor is obligated to provide us with an aggregate of $200,000 as follows:

         o    $100,000 was disbursed on August 17, 2004; and

         o $100,000 will be disbursed within five days of the effectiveness of this prospectus.

         Accordingly, we have received a total of $100,000 pursuant to the Securities Purchase Agreement.

         The convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at $0.10 per share. In the event that we enter into an agreement subsequent to execution of the Securities Purchase Agreement to sell common stock or a convertible instrument that converts into Common Stock prior to conversion of these debentures at a price less than a conversion price of $0.10, then the conversion price of these debentures will reset to the lower of $0.10 or the lower conversion price equal to that in the subsequent agreement. Warrants are exercisable at $0.12 into shares of our common stock of and expire on August 17, 2007. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

8) On September 15, 2004 we entered into a Stock Purchase Agreement with an individual investor. This investor purchased 1,000,000 shares of our common stock, at $0.10 per share, for a total purchase price of $100,000. In connection with this Stock Purchase Agreement, we issued the investor 1,000,000 warrants, exercisable at $0.13 per share, which expire on September 15, 2007. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

         A complete copy of the Securities Purchase Agreements, Note Purchase Agreements and Stock Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Kabani & Company, Inc., Independent Registered Public Accounting Firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2004 and for the year then ended that appear in the prospectus. Heard, McElroy & Vestal, LLP, Independent Registered Public Accounting Firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2003 and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the Independent Registered Public Accounting Firm's opinions based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Quintek Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                           QUINTEK TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS


For the Years Ended June 30, 2004 and June 30, 2003

Reports of Independent Registered Public Accounting Firms        F-1 to F-2
Consolidated Balance Sheet                                       F-3 to F-6
Consolidated Statements of Operations                            F-7
Consolidated Statement of Stockholders' (Deficit)                F-8
Consolidated Statement of Cash Flows                             F-9 to F-10
Notes to Financial Statements                                    F-11 to F-28



For the Quarters Ended September 30, 2004 and September 30, 2003

Consolidated Balance Sheet (Unaudited)                           F-29
Consolidated Statements of Operations (Unaudited)                F-30
Consolidated Statement of Cash Flows (Unaudited)                 F-31
Notes to Unaudited Financial Statements                          F-32 to F-48

                           QUINTEK TECHNOLOGIES, INC.
                              FINANCIAL STATEMENTS
                                  JUNE 30, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders and Board of Directors
Quintek Technologies, Inc

We have audited the accompanying balance sheet of Quintek Technologies, Inc (a California Corporation) as of June 30, 2004 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quintek Technologies, Inc as of June 30, 2004 and the results of its operations and its cash flows for the year ended June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 21 to the combined financial statements, the Company's significant operating losses and insufficient capital raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 21. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ KABANI & COMPANY, INC.
----------------------------------
Fountain Valley, California
September 21, 2004

To the Board of Directors and Stockholders
Quintek Technologies, Inc.
Camarillo, California

                          Independent Auditor's Report
                          ----------------------------


We have audited the accompanying balance sheet of Quintek Technologies, Inc., as of June 30, 2003, and the related statements of operations, stockholders' (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the 2003 financial statements referred to above present fairly, in all material respects, the financial position of Quintek Technologies, Inc., as of June 30, 2003, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern; however, the Company has experienced losses from operations and substantial doubt exists as to its ability to continue as a going concern. Continuation is dependent upon the success of future operations. Management's plans in regard to those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HEARD, McELROY & VESTAL, LLP
Shreveport, LA
September 18, 2003

                           QUINTEK TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2004


                                     ASSETS
                                     ------

                 CURRENT ASSETS:

      Cash & cash equivalents                                       $ 15,600
      Accounts receivable (net of allowance for doubtful accounts
      $15,179)                                                        28,736
      Prepaid expenses                                                 5,264
                                                                    --------
            Total current assets                                      49,600

PROPERTY AND EQUIPMENT, net                                           73,419

OTHER ASSETS:
      Deposits                                                         8,416
      Intangible assets, net                                          14,951
      Other assets                                                       889
                                                                    --------

                                                                    $147,275
                                                                    ========



   The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

                 CURRENT LIABILITIES:

      Accounts payable & accrued expenses                            $    438,826
      Factoring payables                                                   43,230
      Payroll and payroll taxes payable                                   187,138
      Payroll taxes assumed in merger                                      96,661
      Current portion of long-term debt                                    47,504
      Loans payable-stockholders                                          244,056
      Convertible bonds                                                    62,495
      Convertible notes                                                   500,000
      Deferred revenue                                                     87,040
      Liabilities in process of conversion to stock                       470,629
                                                                     ------------
            Total current liabilities                                   2,177,580

      Long term debt , net of current portion                              63,379

STOCKHOLDERS' DEFICIT
      Common stock, .001 par value; authorized shares 50,000,000
        issued and outstanding  shares 48,749,994                         487,500
      Additional paid in capital                                       20,475,680
      Shares to be issued-Series A Preferred stock, 250,000 shares         40,000
      Unamortized consulting fees                                         (35,798)
      Accumulated deficit                                             (23,061,065)
                                                                     ------------
            Total stockholders' deficit                                (2,093,683)


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                          $    147,275
                                                                     ============



   The accompanying notes are an integral part of these financial statements.

                           QUINTEK TECHNOLOGIES, INC.

                                  BALANCE SHEET

                                  JUNE 30, 2003


                      A S S E T S                        2003
                      -----------                      --------

Current assets:
   Cash                                                   21,162
   Accounts receivable (net of allowance for bad
     debts of $26,498 and $20,498)                        73,118
   Inventory                                               4,371
   Other                                                   8,617
                                                        --------
       Total current assets                              107,268

Property and equipment, at cost:

   Equipment                                             102,881
   Computer and office equipment                          93,297
   Furniture and fixtures                                 33,518
                                                        --------
                                                         229,696
   Less-accumulated depreciation                        (206,687)
                                                        --------
       Net fixed assets                                   23,009

Other assets:
   Deposits                                                2,395
   Intangible assets (net of accumulated amortization
     of $87,100 and $53,082)                              48,973
   Investments                                            28,762
   Employee receivables, net                               3,599
                                                        --------
       Total other assets                                 83,729
                                                        --------

Total assets                                             214,006
                                                        =========

The accompanying notes are an integral part of the financial statements.

   LIABILITIES AND STOCKHOLDERS' (DEFICIT)              2003
   ---------------------------------------           -----------

Current liabilities:
   Accounts payable                                      200,315
   Factoring payable                                     146,890
   Payroll and payroll taxes payable                     136,115
   Payroll taxes assumed in merger                       123,272
   Accrued expenses                                      116,609
   Current portion of long-term debt                      12,330
   Notes payable-stockholders                             32,300
   Other liabilities                                      29,135
   Convertible bonds                                     151,695
   Unearned revenue                                       41,034
   Liabilities in process of conversion to stock         468,669
                                                     -----------
       Total current liabilities                       1,458,364

Long-term debt, net of current portion                    24,659


Stockholders' (deficit):
   Common stock-$0.01 par value, 50,000,000 shares
     authorized, 46,762,008 and 40,162,008 issued
     and outstanding                                     467,620
   Additional paid-in capital                         20,326,780
   Retained (deficit)                                (22,062,534)
                                                     -----------

                                                      (1,268,134)
   Less-subscriptions receivable                            (883)
--------------------------------------------------   -----------
       Total stockholders' (deficit)                  (1,269,017)
                                                     -----------

Total liabilities and stockholders' (deficit)            214,006
                                                     ===========


    The accompanying notes are an integral part of the financial statements.

                           QUINTEK TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                            2004             2003
                                                        ------------    ------------

Net revenue                                             $    298,653    $    388,888

Cost of revenue                                              184,964         261,050
                                                        ------------    ------------

Gross profit                                                 113,689         127,838

Operating expenses
        Selling, general and administrative                  960,209         601,090

        Inventory write off                                   35,259            --

        Impairment - investment                               28,778            --
        Stock based compensation for services                 59,000         221,183
                                                        ------------    ------------
Total Operating Expenses                                   1,083,246         822,273

                                                        ------------    ------------
Loss from Operations                                        (969,557)       (694,435)

Non-operating income (expense):
        Gain on investments                                       16          19,792
        Other income                                             157          17,500

        Interest income                                       11,136            --
        Interest expense                                     (39,483)        (43,910)
                                                        ------------    ------------
Total non-operating income (expense)                         (28,174)         (6,618)

                                                        ------------    ------------
Loss before provision for income taxes                      (997,731)       (701,053)


Provision for income taxes                                       800            --

                                                        ------------    ------------
Net loss                                                $   (998,531)   $   (701,053)
                                                        ============    ============

Basic and diluted net loss per share                    $      (0.02)   $      (0.01)
                                                        ============    ============

Basic and diluted weighted average shares outstanding     48,164,549      46,762,008
                                                        ============    ============

   The accompanying notes are an integral part of these financial statements.




                                                     QUINTEK TECHNOLOGIES, INC.
                                                 STATEMENTS OF STOCKHOLDERS' DEFICIT
                                             FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                          Common stock
                    ---------------------------                                      Un-                            Total
                                                    Additional     Shares         amortized        Accum-           stock-
                                                     paid in       to be          consulting       ulated          holder's
                      Shares         Amount          capital       issued            fees          deficit          deficit
                    ------------   ------------   ------------   ------------   ------------    ------------    ------------
Balance at June       40,162,008   $    401,620   $ 19,997,017   $       --     $       --      $(21,361,481)   $   (962,844)
30, 2002

Stock issuances        6,600,000         66,000        266,383           --             --              --           332,383


Warrant issuances           --             --           20,691           --             --              --            20,691

Allowance on
subscription
receivable                  --             --           42,689           --             --              --            42,689

Net loss for the
year ended June
30, 2003                    --             --             --             --             --          (701,053)       (701,053)
                    ------------   ------------   ------------   ------------   ------------    ------------    ------------

Balance at June
30, 2003              46,762,008        467,620     20,326,780           --             --       (22,062,534)     (1,268,134)

Issuance of
shares for
services                 200,000          2,000         13,000           --             --              --            15,000

Issuance of
shares for
conversion of
bond and interest      1,773,695         17,737         88,685           --             --              --           106,422

Issuance of
shares for debt
settlement                14,291            143          1,643           --             --              --             1,786

250,000 shares of
Pref. stock to be
issued for
compensation                --             --             --           40,000           --              --            40,000

Common stock
options granted             --             --            4,000           --             --              --             4,000

Issuance of stock
warrants                    --             --           41,572           --          (35,798)           --             5,774

Net loss for the
year ended June
30, 2004                    --             --             --             --             --          (998,531)       (998,531)
                    ------------   ------------   ------------   ------------   ------------    ------------    ------------
Balance at June
30, 2004              48,749,994   $    487,500   $ 20,475,680   $     40,000   $    (35,798)   $(23,061,065)   $ (2,093,683)
                    ============   ============   ============   ============   ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                           QUINTEK TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                    2004           2003
                                                                                 -----------     ----------
      CASH FLOWS FROM OPERATING ACTIVITIES:
              Net loss                                                             $(998,531)   $(701,053)
              Adjustments to reconcile net loss to net cash
                 used in operating activities:
                   Depreciation and amortization                                      50,730       46,195

                   Impairment of investment                                           28,778         --

                   Inventory write off                                                35,259         --

                   Issuance of stock for services                                     15,000      221,183

                   Issuance of stock issued for interest payment                      17,222         --

                   Shares to be issued for compensation                               40,000         --

                   Issuance of warrant for service                                     5,774         --
                   Stock options
                   granted                                                             4,000

                   Subscription receivable forgiven for services                        --         42,689
                   (Increase) decrease in current assets:
                          Accounts receivable                                         44,382      (45,906)

                          Inventory                                                  (30,888)      53,055

                          Other assets                                                 3,593       (4,279)

                          Prepaid Expenses                                             3,353         --

                          Deposits                                                    (6,021)       2,599

                          Investments                                                    (16)     (19,792)
                   Increase (decrease) in current liabilities:
                          Accounts payable and accrued expenses                      119,040       82,135
                          Payroll and payroll taxes payable                           51,023       80,806

                          Payroll taxes assumed in merger                            (26,611)        --
                          Deferred revenue                                            46,006       13,148

                          Liabilities in process of conversion to stock                1,960         --
                                                                                   ---------    ---------
              Total Adjustments                                                      402,584      471,833
                                                                                   ---------    ---------
                           Net cash used in operating activities                    (595,947)    (229,220)
                                                                                   ---------    ---------
(continued)


      CASH FLOWS FROM INVESTING ACTIVITIES

                   Payments for property & equipment                                    --         (5,803)

                   Proceeds from sale of investment                                     --         19,792

                   Decrease in employee receivables                                     --         (1,199)
                                                                                   ---------    ---------
                           Net cash provided by investing activities                    --           12,790
                                                                                   ---------    ---------

      CASH FLOWS FROM FINANCING ACTIVITIES:

                   Subscriptions receivable                                             --         12,200

                   Payments on factoring payables                                   (131,885)        --
                   Proceeds from factor                                               28,225      126,890
                   Proceeds (payment) on loans from stockholders                     211,756       (4,100)

                   Payments on notes payable                                         (17,711)        --

                   Proceeds from convertible notes                                   500,000         --

                   Proceeds from issuance of common stock                               --        100,000
                                                                                   ---------    ---------
                           Net cash provided by  financing activities                590,385      234,990
                                                                                   ---------    ---------

                 NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                   18,560       (5,562)


                 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                           21,162        2,602

                                                                                   ---------    ---------

                 CASH & CASH EQUIVALENTS, ENDING BALANCE                           $  15,600    $  21,162
                                                                                   =========    =========


   The accompanying notes are an integral part of these financial statements.

                           QUINTEK TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

The Company was originally incorporated under the laws of the State of California on April 16, 1993, as Quintek Electronics, Inc. On January 14, 1999, the Company merged with Pacific Diagnostic Technologies, Inc. in a business combination accounted for as a purchase. The acquisition took place under a plan of reorganization. Quintek Electronics, Inc. ("QEI") became public when it was acquired by Pacific Diagnostic Technologies, Inc. ("PDX") through a reverse merger and Chapter 11 Plan of Reorganization. Under the plan, all assets of QEI were sold to PDX, all PDX management resigned once the Plan was confirmed, and QEI's management and operating plan were adopted by the new operating entity. Shortly after the confirmation of the plan, the name of the reorganized debtor was changed to Quintek Technologies, Inc. ("QTI"). QTI assumed the assets, liabilities, technology and public position of both QEI and PDX.

On February 24, 2000, the Company acquired all of the outstanding common stock of Juniper Acquisition Corporation ("Juniper"). For accounting purposes, the acquisition was treated as a capitalization of the Company with the Company as the acquirer (reverse acquisition).

The Company was established for the primary purpose of developing, manufacturing, and distributing the 4300 Aperture Card Imaging System technologies, used for recording digital images on aperture card media ("the 4300 system").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASETS

 Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $15,179 as at June 30, 2004.

Inventories

Inventories are valued at the lower of cost (determined on FIFO, first-in, first-out) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower.

Equity Method of Accounting for Investments

Investments in companies in which the Company has a 20% to 50% interest or has significant influence over the operating and financial policies of the investee are carried at cost, adjusted for the Company's proportionate share of undistributed earnings or losses.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line over the estimated useful lives (3-7 years) of the assets.

Intangible Assets

Intangible assets consist of patents and purchased proprietary processes and are being amortized using straight-line method over their remaining useful lives of 4 years. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Accounts payable & accrued expenses

Accounts payable and accrued expenses consist of the following:

            Accounts payable                            $  203,612
            Accrued expenses                               235,214
                                                        -----------
                                                        $  438,826


Software development costs

The Company has adopted Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

The Company makes on-going evaluations of the recoverability of its capitalized software by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $792 and $236 for the years ended June 30, 2004 and 2003, respectively.

Research and Development

Expenditures for software development costs and research are expensed as incurred. The amounts charged to operations for the years ended June 30, 2004 and 2003 were $5,026 and $58,000, respectively.

Income taxes

Deferred taxes are provided for on a liability method for temporary differences between the financial reporting and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. For the year ended June 30, 2004, such differences were insignificant.

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company's board of directors authorized a stock award and long-term incentive plan which includes stock appreciation rights and certain stock incentive awards. The plan was approved by the shareholders as of June 30, 2004.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Revenue Recognition

Revenue is recognized when earned. The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104") and The American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended as amended by SOP 98-4 and SOP 98-9.

Issuance of shares for service


The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Derivative Instruments

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the derivative instruments. After adoption, the Company is required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company has complied with the requirements of SFAS 133, the effect of which was not material to the Company's financial position or results of operations as the Company does not participates in such activities.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. Currently, SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

Reclassifications

Certain comparative amounts have been reclassified to conform with the current year's presentation.

Recent Pronouncements

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In  compliance  with FAS No. 148,  the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the year ended June 30, 2004 and 2003, as follows ($ in thousands, except per share amounts). :

                                                      Year ended June 30
                                                     2004           2003
                                                  ------------   ----------
           Net loss - as reported               $       (999)     (701)

            Stock-Based employee compensation
              expense included in reported net
   income, net of tax                                    --        --

 Total stock-based employee
   compensation expense determined
   under fair-value-based method for all
   rewards, net of tax                                     (8)     --
                                                 ------------   ----------

 Pro forma net loss                              $     (1,006)     (701)
                                                 ============   ==========
Earnings (loss) per share:

 Basic, as reported                              $   (0.02)      $(0.01)
 Diluted, as reported                            $   (0.02)      $(0.01)
 Basic, pro forma                                $   (0.02)      $(0.01)
 Diluted, pro forma                              $   (0.02)      $(0.01)


On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

3.       INVENTORIES

Inventory consists of parts and supplies. The Company recorded an allowance of obsolesce amounting $ 35,259 as on June 30, 2004. As a result, 100% of inventory totaling $332,904 was reserved for obsolescence.

4. PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2004, consists of the following:

                Computer and office equipment   $ 111,752
                Machinery and equipment            48,670
                Other depreciable assets          102,880
                Furniture and fixture              33,518
                                                ---------
                                                  296,820
                Accumulated depreciation         (223,401)
                                                ---------
                                                $  73,419


5. INTANGIBLE ASSETS

Net intangible assets at June 30, 2004 were as follows:

                 Patents and proprietary processes   $ 136,067
                 Accumulated amortization              121,116
                                                     ---------
                                                     $  14,951

Amortization expense for the Company's current amortizable intangible assets over the next fiscal year is estimated to be:

                         2005                        $  14,951

6. IMPAIREMENT OF INVESTMENT

The investments held by the Company consisted of a 49% ownership interest in Qtek Aperture Card AB, a Swedish corporation and a 8.54% ownership in PanaMed Corp. The investment in Qtek was accounted for using the equity method of accounting due to the significant influence that the Company had over its investee. The PanaMed investment was accounted for using the equity method for the year ending June 30, 2002; The PanaMed investment is accounted for at cost, which is zero. The total value of the Qtek Aperture AB investment amounted to $28,778 at June 30, 2004. On June 30, 2004, the Company evaluated its investment according to FASB 144 and recognized an impairment loss equal to the book value of these intangible assets amounting $28,778.

7. EMPLOYEE RECEIVABLES

             Notes receivable from officers, unsecured,
             due on June 30, 2019, interest at 4%              $ 377,649

             Interest receivable in connection with
             above notes receivable                                15,559
                                                               ----------

393,208
             Valuation allowance                                (393,208)
                                                                ---------
                                                                    --
                                                                =========

8. FACTORING PAYABLE

The Company has entered into an agreement with a factoring company ("the Factor") to factor purchase orders with recourse. The Factor funds 97% or 90% based upon the status of the purchase order. The Factor has agreed to purchase up to $4,800,000 of qualified purchase orders over the term of the agreement; however, the Factor does not have to purchase more than $200,000 in any given month. The agreement term is from June 2, 2003 to June 2, 2005. The Company will pay a late fee of 3% for payments not made within 30 days and 5% for those not made in 60 days. At the option of the Factor, the late fees may be paid with Company stock. If paid by Company stock, the stock bid price will be discounted 50% in computing the shares to be issued in payment of the late fee.


The Company has agreed to issue the Factor 1,500,000 warrants purchasing the Company's stock as a fee for the factoring agreement. The stock issued under the warrants can be purchased at the average closing price of the Company's stock for the 90 days prior to the factoring agreement.

The Company has also issued the Factor bonus warrants. The Factor will receive two (2) bonus warrants for each dollar of purchase orders purchased. The bonus warrants will be exercisable at the average closing price of the Company's common stock for the 90 days prior to the purchase order transactions they represent or a 50% discount to the closing price of the Company's stock at the time exercised at the option of the Factor. Both warrants are for a five year period.

At June 30, 2004, the Company had a factoring payable balance of $43,230.

9. PAYROLL TAXES-ASSUMED IN MERGER

The Company assumed $205,618 of payroll tax liabilities in the merger with Pacific Diagnostic Technologies, Inc. The balance was $96,661 at June 30, 2004. The Company is delinquent on payments of these payroll tax liabilities.

10. LONG TERM PAYABLES

Lease payable, interest at 7.9% to 15%, due various dates   $ 55,367
in 2005 to 2008
Note payable, DFS, interest at 15.99%, due Jun & Jul 2006      3,669
Notes payable, AP conversion, interest at 8%, due 2006        51,847
                                                            --------
                                                            $110,883
Current portion                                               47,504
                                                            --------
                                                              63,379

            The future maturity of the long term payables is as follows:

                                2005                        $ 47,504
                                2006                          43,122
                                2007                          19,243
                                2008                           1,014
                                                           ----------
                                Total                      $ 110,883
                                                           =========
11. CONVERTIBLE BONDS

         Bonds payable with interest at 9%, due on various
         dates in 2001 and 2002, convertible to shares of
         Common stock in increments of $1,000 or more.      $   21,354

         Bonds payable with interest at 12%, due July 2002,
         convertible to shares of common stock in increments
         of $500  or  more.                                     41,141
                                                            ==========

                                                            $  62,495
                                                            =========

Certain of the outstanding convertible bonds have matured as of December 31, 2002. The holders of the matured bonds do not wish to renew the bonds and have asked for payment; however, the Company does not have the cash to repay these bonds.

Bondholders have been asked to exchange their bonds for Series B preferred stock. As of June 30, 2004, holders of $198,000 of the bonds including accrued interest had acted on this. The $198,000 is included in the liability section of the financials under "Liabilities in Process of Conversion to Stock," since the preferred stock has not been issued.

12. CONVERTIBLE NOTES

The company issued $500,000 convertible notes during the year ended June 30, 2004. Each note bears a simple interest rate of 10%. Notes are convertible to the common stock of the Company at $.06. Additionally, the holder will receive one bonus warrant for each conversion share. Each bonus warrant will be exercisable for a period of 5 years from the date of issuance into one share of common stock at a price of $.10.

The total interest on these convertible notes for the year ended June 30, 2004 amounted to $15,177.

13. LIABILITIES IN PROCESS OF CONVERSION TO STOCK

The Company has a total of $470,629 liabilities in process of conversion to stock as of June 30, 2004. This amount consists of the following:

                  Bond payable                                  $198,268
                  Accounts payable                                20,147
                  Payrolls payable                               252,214
                                                                ---------
                                                                $470,629

Bonds for $188,268 are convertible to one share of Series A Preferred stock for each $.05 of debt owed by the Company. Remaining $10,000 bond is convertible to one share of Series B Preferred stock for each $.25 of debt owed by the Company.

Accounts payable are convertible to one share of Series C Preferred stock for each $1.00 of payable owed by the Company.

Payrolls payable are convertible to one share of Series A Preferred stock for each $.25 of debt owed by the Company.

14. LOANS PAYABLE - STOCKHOLDERS

The company has a loan payable balance of $244,056 to the stockholders at June 30, 2004. These loans are interest free, unsecured and due on demand.

15. STOCKHOLDERS' EQUITY

a.       Common Stock and Warrants

The Company has authorized 50 million shares of common stock with a par value of $0.001 per share. Each share entitles the holder to one vote. There are no dividend or liquidation preferences, participation rights, call prices or rates, sinking fund requirements, or unusual voting rights associated with these shares. During the year ended June 30, 2003, the Company established the Class L warrants and initiated the process of establishing the Class A Preferred stock which underlies these warrants.

Upon surrender of either a Class J or L warrant, the holder is entitled to purchase one share of the Company's stock at the designated exercise price. For each warrant class, the number of warrants outstanding, the exercise price, the type of underlying stock, and the expiration dates are defined as follows:

Class J - 6,458,384 warrants to purchase common restricted stock with an exercise price of $1.00 per share expired on January 14, 2004.

Class L - warrants were established in March 2003, with an exercise price of $.25 per share, an expiration date of January 14, 2005 and Series A Preferred as underlying stock. As of June 30, 2004, holders of Class J exchanged their warrants for 3,063,432 Class L Warrants.

At June 30, 2004, the outstanding warrants of classes A, B, C, D, E, F, G, H, I and J have expired.

During the year ended June 30, 2004, 200,000 shares of common stock were issued for services valued at $15,000.

During the year ended June 30, 2004, 1,773,695 shares of common stock were issued for conversion of bond amounting $106,422.

During the year ended June 30, 2004, 14,291 shares of common stock were issued for debt settlement amounting $1,786.

During the year ended June 30, 2004, 200,000 shares of warrants were issued for consulting services for three years beginning February 2004, valued at $41,572. $5,774 was amortized during the year ended June 30, 2004. The fair value of the warrants is estimated on the grant date using the Black-Scholes Model. The following assumptions were made in estimating fair value.

Annual rate of quarterly dividends                         0.00%
Discount rate - Bond Equivalent Yield                      3.50%


Expected life                                             3 years
Expected volatility                                        100%


       b.    Common Stock Reserved

At June 30, 2004, common stock was reserved for the following reasons:

        Outstanding convertible bond                           151,919 shares
        Exercise of Class L warrants                          3,063,432 shares

       c.    Stock Option Agreements

The Company granted 200,000 stock options to two employees during the year ended June 30, 2004.

The Company recorded $ 4,000 as compensation expense due to issuance of the options, during the year ended June 30, 2004.

The number and weighted average exercise prices of options granted by the Company are as follows:

                                                      Outstanding
                                            Options     Weighted
                                            Number      Average
                                              of       Exercise
                                            Options        Price
                                           ---------   ---------
               Outstanding June 30, 2002   2,015,000   $    1.01
               Granted during the year             0           0
               Exercised                           0           0
               Expired/forfeited                   0           0
                                           ---------   ---------
               Outstanding June 30, 2003   2,015,000   $    1.01
               Granted during the year       200,000   $    0.13
               Exercised                           0           0
               Expired/forfeited                   0           0
                                           ---------   ---------
               Outstanding June 30, 2004   2,215,000   $    0.93
                                           =========   =========

Following is a summary of the status of options outstanding at June 30, 2004:

                                    Outstanding Options                 Exercisable Options
                                        Weighted
                                         Average        Weighted        Weighted
                                        Remaining       Average         Average
                                       Contractual      Exercise        Exercise
Exercise Price       Number              Life            Price          Number            Price
- --------------      ---------     ------------------ -------------     ------------     -----------
$ 1.00-4.00        2,015,000           7 months        $ 1.01           2,015,000        $  0.93
$ 0.13               200,000           9 months        $ 0.13             200,000        $  0.93

Pro forma information regarding the effect on operations is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions for the year ended June 30, 2004 and 2003 was as follows:

                  Expected life (years)                         1  year
                  Risk-free interest rate                    1.40% and 3.40%
                  Dividend yield                                0% and 0%
                  Volatility                                 45% and 100%


      d. Stock transactions approved by the shareholder's

At the annual meeting of the shareholders held June 30, 2004, the shareholders approved by a majority vote to increase to 200,000,000 shares, no par value common stock, and 50,000,000 shares no par value, preferred stock which the corporation shall have authority to issue. The board of directors is authorized to divide the preferred stock into any number of classes or series, fix the designation and number of shares of each such series or class and alter or determine the rights, preferences, privileges and restrictions of each or series of preferred stock

Series A Preferred Stock

The general terms of the Series A Preferred Stock is as follows: Par value - $0.00; Liquidation Preference - $0.25 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $0.005 per share when and as declared by the Board of Directors; Conversion Rights - convertible to common stock at a 1:1 ratio ; Redemption Rights - the Company has the right to redeem part or all of the stock upon 30 days written notice at a rate of $0.25 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $0.005 annually per share; Voting Rights - one vote per share on all matters requiring shareholder vote. At June 30, 2004, the Company had 250,000 shares of Series A Preferred Stock to be issued valued at $40,000 for the compensation.

Series B Preferred Stock

The general terms of the Series B Preferred Stock is as follows: Par Value - $0.00; Liquidation Preference - $0.25 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $0.0005 per share when and as declared by the Board of Directors; Conversion Rights - convertible to common stock at a 1:5 ratio (i.e. 1 share of Series B Preferred stock is convertible into 5 shares of common stock) ; Redemption Rights - the Company has the right to redeem part or all of the stock upon 30 days written notice at a rate of $0.25 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $0.0005 annually per share; Voting Rights - one vote per share on all matters requiring shareholder vote.

Series C Preferred Stock

The general terms of the Series C Preferred Stock is as follows: Par value - $0.00; Liquidation Preference - $1.00 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $.0005 per share when as declared by the Board of Directors; Conversion Rights - 1:20 ratio (i.e. 1 share of Preferred Series C stock is convertible into 20 shares of common stock); Redemption Rights - the Company has the right to redeem part or all of the stock upon 30 days written notice at the rate of $1.00 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $.0005 annually per share.; Voting Rights - one vote per share on all matters requiring shareholder vote.

Liabilities in process of conversion to stock:

The Company has entered into agreements with various vendors and employees to convert their liabilities into the above, three preferred series of stock pending approval of same. The conversion rate varies. (note 13)

16. INCOME TAXES

The Company accounts for income taxes using the liability approach to financial accounting and reporting. The Company has a deferred tax asset due to net operating loss carryforwards and temporary taxable differences due to stock-based compensation for income tax purposes. Through June 30, 2004, the Company incurred net operating losses for federal tax purposes of $8,000,000. The net operating loss carryforward may be used to reduce taxable income through the year 2024. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock.

The deferred tax assets are $3,057,951 and $2,718,450 as of June 30, 2004 and 2003, respectively. However, due to the ongoing nature of the losses and the potential inability of the Company to ever realize the benefit, a valuation allowance has been established for 100% of the deferred tax asset. Net operating loss carryforwards expire at various times through the year 2023.

The effects of temporary differences that give rise to significant portions of the deferred tax benefit for the years ended June 30, 2004 and 2003 are presented below:

                                  2004         2003
                                  -----        -----

Net operating loss              319,441     163,156
Stock-based compensation         20,060      75,202
                               --------    --------
                                339,501     238,358

Less-valuation allowance       (339,501)   (238,358)
                               --------    --------
                       Total       --          --
                               ========    ========


The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                               June 30,     June 30,
                                                 2004         2003
                                               --------     --------

Tax expense (credit) at statutory rate-federal   (32)%       (32)%
State tax expense net of federal tax              (8)         (8)
Permanent differences                              1           1
Valuation allowance                               39          39
                                               --------     -------
Tax expense at actual rate                        --          --
                                               ========     =======



17. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $-0- for income tax during the years ended June 30, 2004 and 2003. The Company paid $29,937 and $14,256 interest during the years ended June 30, 2004 and 2003, respectively.

The cash flow statement for the year ended June 30, 2004 does not include the following non-cash investing and financing transactions;

     o 200,000 shares of common stock were issued for services valued at $15,000.
     o 1,773,695 shares of common stock were issued for conversion of bond amounting to $106,422.
     o 14,291 shares of common stock were issued for debt settlement amounting $1,786.
     o Machinery and equipment was acquired through financing agreements in the amount of $67,125.
     o Accounts payable were converted to notes payable in the amount of $30,965.

18. MAJOR CUSTOMERS AND SUPPLIERS

The Company had one customer that accounted for 21% of revenue for the year ended June 30, 2004. Accounts receivable from this major customer was $-0- at June 30, 2004. For the year ended June 30, 2003, the Company had four customers that accounted for more than 55% of revenue. Accounts receivable from these major customers were approximately $69,000 at June 30, 2003.

There are currently only two known suppliers of aperture cards that use dry silver film. A continued supply of aperture card media is crucial to the success of the Company because without cards, customers have no use for the Company's equipment, services and software.

19. COMMITMENTS AND CONTINGENCIES

a)    Operating Leases

The Company leases its California office facility under a non-cancelable operating lease that requires total monthly rental payments of $2,846. Upon expiration on March 31, 2004, the Company leased the premises on a month to month basis until June 30, 2004. Effective July 1, 2004 the Company relocated their executive offices to Huntington Beach, California and entered into a four year lease agreement. The agreement contains a base rent escalation clause. The Company leases its Idaho office facility under a month-to-month rental agreement at $1,384 per month. For the years ended June 30, 2004 and 2003, rent expense for these operating leases totaled $56,997 and $45,279, respectively.

The future minimum lease payments under non-cancelable leases are as follows:

                       2005                   $ 79,661
                       2006                     81,354
                       2007                     83,049
                       2008                     84,744
                                             ---------
                                              $328,808

b)    Purchase Obligation

The Company has established a licensing agreement with Qtek Aperture Card AB. Under the agreement, the Company is required to purchase at least 25 of the Q4305 units at approximately $18,000 each before June 30, 2004. As of June 30, 2004, the Company had purchased 15 units under the agreement. The agreement expired June 30, 2004. The Company did not purchase the remaining units. Several of the original units purchased were inoperable and required on-site repairs due to omissions in manufacturing. Qtek Aperture Card AB has refused to take responsibility for the failed units and has denied the Company's request to return tooling, designs and other intellectual property. The Company believes that Qtek Aperture Card AB has breached this agreement and has no further obligation to purchase units from them. The financial statements contain no accrued liability in connection with this transaction.

c)    Income Tax Return Filings

The Company has not filed income tax returns for several years. Due to operating losses, income tax liability and penalties would not be substantial. However, the State of California could potentially revoke the Company's charter if the Company does not become current on its income tax return filings.

d) Securities and Exchange Commission Inquiry

On September 17, 2002, the Company was advised by the staff of the U.S. Securities and Exchange Commission that they will recommend that the Commission file civil injunctive lawsuits against the Company and its president, Thomas W. Sims. The suits would allege that the Company violated Section 17(a) of the Securities Act of 1933 and Sections 10(b) and 13(a) of the Securities Exchange Act of 1934 and Rules 10b-5, 13a-1, and 13a-13, based on false and misleading statements in press releases disseminated by the Company on October 22, 2001 and October 25, 2001, regarding the Company's investment in PanaMed Corp. and the press releases disseminated on January 8, 2002 and March 20, 2002, and failure to timely file annual and quarterly reports with the Commission. On March 25, 2003, the Company signed, without admitting or denying the allegations, a proposed settlement agreement with the U.S. Securities and Exchange Commission, which permanently restrains and enjoins the Company from engaging in acts which would constitute violations of these regulations in the future. On August 6, 2003, a final judgment was entered by the U.S. District Court, Central District of California, against the Company which permanently enjoined the Company from violating Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder by using any means or instrumentality of interstate commerce, or of the mails, or of any national securities rtifice to defraud; (B) to make any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (C) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security. Further, the final judgment permanently enjoined the Company from violating Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 promulgated thereunder, by failing to file with the Commission in accordance with Commission rules and regulations, information and documents required by the Commission to keep current information and documents required in or with an application or registration statement filed pursuant to Section 12 of the Exchange Act or annual or quarterly reports as the Commission has prescribed.

20. BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share." Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share for the years ended June 30, 2004 and 2003 are the same since the effect of dilutive securities is anti-dilutive.

21. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through June 30, 2004, the Company had incurred cumulative losses of $23,061,065 including net losses of $998,531 and $701,053 for the fiscal years 2004 and 2003, respectively. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended June 30, 2004, cing (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable and
(iv) evaluation of its distribution and marketing methods.

22. SUBSEQUENT EVENTS

On July 27, 2004, the Company entered into a Securities Purchase Agreement with an individual investor. This investor purchased a convertible debenture for $50,000 which bears simple interest at 10%. The Debenture was converted into the Common Stock of the Company at a price of $0.10 per share. The investor received one bonus warrant for each conversion share. Each warrant is exercisable into one share of Common Stock at $0.15 per share. The warrants expire on July 27, 2007.

On July 29, 2004, the Company entered into an Agreement with LANGLEY PARK INVESTMENTS PLC, a London Investment Company to issue 14,000,000 shares of the Company's common stock to Langley in return for 1,145,595 shares of Langley. Fifty percent of Langley shares issued to the Company under this agreement is to be held in escrow for two years. At the end of two years if the market price for the Company's common stock is at or greater than the Initial Closing Price the escrow agent will release the full amount. In the event that the market price for the Company's common stock is less than the Initial Closing Price the amount released will be adjusted.

Langley is in the process of attaining listing with the United Kingdom Listing Authority. Langley's initial offering price is 1(pound) (One Pound UK per share). The Company's shares are to be held by Langley for a period of at least two years. Langley shares issued to the Company are to be free trading. In the event that this transaction does not close the 14,000,000 shares of the Company's stock held in escrow are to be returned to the Company.

On August 2, 2004, the Company signed a Master Lease Agreement with Vencore Solutions, LLC, a venture leasing company located in Lake Oswego, Oregon. Under the agreement the Company established a lease line of credit for up to $240,000 in equipment financing. This is a capital lease where the Company pays monthly rental rate equal to 3.45% of the total hardware purchases and 6.35% of the total software purchases. The lease term for hardware purchases is 36 months and 18 months for software. The effective annual interest rate is roughly 8%. Vencore Solutions received 144,000 warrants for the Company's common stock at $0.10 per share, expiring on August 2, 2007 in connection with this agreement.

On August 4, 2004 the Company entered into an agreement with the private equity fund, Golden Gate Investors, based in San Francisco, CA to provide the Company with $3.3 million in capital.

The deal is structured as two year $300,000 convertible notes paying 5 3/4% interest and 3,000,000 warrants to purchase common stock for a period of three years at $1.00. The "Conversion Price" shall be equal to the lesser of (i) $0.50, or (ii) 80% of the average of the 5 lowest Volume Weighted Average Prices during the 20 Trading Days prior to Holder's election to convert, or (iii) 80% of the Volume Weighted Average Price on the Trading Day prior to Holder's election to convert market price of the Company's common stock prior to conversion.

Upon conversion of the note, the fund is obligated to simultaneously exercise the $1.00 warrants providing added funding to the company. The Warrant must be exercised concurrently with the conversion of this Debenture in an amount equal to ten times the dollar amount of the Debenture conversion.

On August 17, 2004 the company entered into a Securities Purchase Agreement with an individual investor to purchase 2 convertible debentures each for $100,000 which bears simple interest at 10%. The initial Debenture was purchased at closing. The second Debenture will be purchased within five days of a registration statement being declared effective covering the Conversion Shares and Warrant Shares. Debentures are convertible into the Common stock of the Company. Conversion Price per share shall be the lower of (i) $0.10 ("Maximum Base Price"); or (ii) in the event the Borrower enters into an agreement subsequent to execution of the Securities Purchase Agreement to sell Common Stock or a convertible instrument that converts into Common Stock prior to conversion of this Debenture at a price less than the Conversion Price of this Debenture, then the Conversion Price of this Debenture shall be immediately reset to a lower Conversion Price equal to that described in the subsequent agreement. Warrants are exercisable at $0.12 per share into the Common Stock of the Company and expire on August 17, 2007.

On September 27, 2004, the Company was in process of converting various liabilities and stock based compensation to shares of stock as follows:

4,682,572 shares of common stock were issued as repayment of $211,056 in loans from stockholders. In addition, 1,800,000 warrants to purchase common stock at $0.175 per share expiring November 6, 2008, 100,000 warrants to purchase common stock at $0.16 per share expiring June 24, 2006, 142,857 warrants to purchase common stock at $0.13 per share expiring July23, 2006 and 400,000 warrants to purchase common stock at $0.175 expiring November 7, 2008 were granted.

400,000 shares of common stock were issued as repayment of $32,300 in loans from a stockholder. As part of the agreement, the Company forgave $6,000 owed to the Company by the stockholder.

1,008,054 shares of Series A preferred stock were issued as conversion of $252,213 in back payroll. The Series A preferred stock is convertible to common stock on a 1:1 basis.

2,250,000 shares of Series A preferred stock were issued as compensation for services in the amount of $140,000. 250,000 shares valued at $40,000 were recorded as shares to be issued during the year ended June 30, 2004. The series A preferred stock is convertible to common stock on a 1:1 basis.

724,077 shares of Series A preferred stock were issued for a $36,204 convertible bond. The series A preferred stock is convertible to common stock on a 1:1 basis.

648,255 shares of Series B preferred stock were issued for $162,064 in convertible bonds. The Series B preferred stock is convertible into common stock on a 1:5 basis. One share of Series B preferred stock is convertible into 5 shares of common stock.

32,000 shares of Series B preferred stock and 175,000 of common stock were issued to satisfy a past due agreement. The Series B preferred stock is convertible into common stock on a 1:5 basis. One share of Series B preferred stock is convertible into 5 shares of common stock.

20,148 shares of Series C preferred stock were issued in conversion of $20,148 in accounts payable. The Series C preferred stock is convertible into common stock on a 1:20 basis. One share of Series C preferred stock is convertible into 20 shares of common stock.

                             QUINTEK TECHNOLOGIES, INC.
                                 BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS:
       Cash & cash equivalents                                                $     11,670
       Accounts receivable (net of allowance for doubtful accounts $15,179)         36,685
       Prepaid expenses                                                              9,180
       Investments in marketable securities                                      1,330,000
                                                                              ------------
              Total current assets                                               1,387,535

PROPERTY AND EQUIPMENT, net                                                        276,708

OTHER ASSETS:
       Deposits                                                                     36,748
       Intangible assets, net                                                        6,447
       Other assets                                                                    883
                                                                              ------------

TOTAL ASSETS                                                                  $  1,708,322
                                                                              ============

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable & accrued expenses                                    $    587,296
       Factoring payables                                                           20,000
       Payroll and payroll taxes payable                                           176,155
       Payroll taxes assumed in merger                                              96,661
       Current portion of long-term debt                                           136,562
       Loans payable-stockholders                                                   32,300
       Convertible bonds                                                            62,495
       Convertible debentures                                                      100,000
       Convertible notes                                                           500,000
       Deferred revenue                                                             59,600
       Liabilities in process of conversion to stock                               470,629
       Dividend payable                                                              2,813
                                                                              ------------
              Total current liabilities                                          2,244,511

LONG TERM DEBT, net of current portion                                             188,091

CONVERTIBLE DEBENTURES                                                             225,000

SHARES TO BE ISSUED - Series A Redeemable Preferred stock, 2,250,000 shares        360,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
       Common stock, .001 par value; authorized shares 200,000,000
       issued and outstanding  shares 71,122,454                                   711,225
       Additional paid in capital                                               23,535,509
       Shares to be issued-Common Stock 1,000,000 shares                           100,000
       Unamortized consulting fees                                                 (66,894)
       Investments held in escrow                                               (1,330,000)
       Accumulated deficit                                                     (24,259,120)
                                                                              ------------
              Total stockholders' deficit                                       (1,309,280)
                                                                              ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       1,708,322
                                                                              ============

   The accompanying notes are an integral part of these financial statements.

                           QUINTEK TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
          FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)

                                                             2004            2003
                                                        ------------    ------------
Net revenue                                             $    114,266    $    108,177

Cost of revenue                                               84,481          52,910
                                                        ------------    ------------

Gross profit                                                  29,785          55,267

Operating expenses
       Selling, general and administrative                   840,109         165,898
       Stock based compensation                              362,000
                                                        ------------    ------------
Total Operating Expenses                                   1,202,109         165,898
                                                        ------------    ------------
Loss from Operations                                      (1,172,323)       (110,631)

Non-operating income (expense):
       Other income                                            3,325           2,982
       Interest expense                                      (25,443)         (6,060)
                                                        ------------    ------------
Total non-operating income (expense)                         (22,117)         (3,078)

                                                        ------------    ------------
Loss before provision for income taxes                    (1,194,441)       (113,709)

Provision for income taxes                                       800            --

                                                        ------------    ------------
Net loss                                                  (1,195,241)       (113,709)

Dividend requirement for preferred stock                       2,813            --

                                                        ------------    ------------
Net loss applicable to common shareholders              $ (1,198,053)   $   (113,709)
                                                        ============    ============

Basic and diluted weighted average shares outstanding     58,506,835      46,762,008
                                                        ============    ============

Basic and diluted net loss per share                           (0.02)          (0.00)
                                                        ------------    ------------

Basic and diluted net loss per share for dividends
  for preferred stock                                           0.00            0.00
                                                        ------------    ------------

Basic and diluted net loss per share applicable
  to common shareholders                                       (0.02)          (0.00)
                                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                           QUINTEK TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
          FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)
                                                                         2004            2003
                                                                      -----------    -----------
               CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                          $(1,198,053)   $  (113,709)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
       Depreciation and amortization                                       28,456         11,274
       Stock based compensation                                           362,000           --
       Issuance of stock for consulting services                          170,000           --
       Stock options granted                                                1,500           --
       (Increase) decrease in current assets:
                Accounts receivable                                        (7,949)        67,129
                Inventory                                                    --           (1,384)
                Other assets                                               (8,291)         1,620
                Prepaid expenses                                           (3,916)          --
                Deposits                                                  (28,332)          --
       Increase (decrease) in liabilities:
                Dividend payable                                            2,813
                Accounts payable and accrued expenses                     148,471         43,298
                Payroll and payroll taxes payable                         (10,984)        (7,676)
                Deferred revenue                                          (27,440)          --
                Liabilities in process of conversion to stock                --             --
                                                                      -----------    -----------
    Total adjustments                                                     626,326        114,261
                                                                      -----------    -----------
               Net cash provided (used) in operating activities          (571,727)           552
                                                                      -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchase of other assets                                              --           (9,092)
                                                                      -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Payments on factoring payables                                     (23,230)      (126,890)
       Proceeds (payment) on loans from stockholders                         --          100,000
       Proceeds( payments) on notes payable,                               (8,973)        18,824
       Proceeds from issuance of debentures                               325,000           --
       Proceeds from issuance of convertible notes                         70,000           --
       Proceeds from issuance of common stock and warrants                205,000           --
                                                                      -----------    -----------
               Net cash provided (used in) by  financing activities       567,797         (8,066)
                                                                      -----------    -----------

NET DECREASE IN CASH & CASH EQUIVALENTS                                    (3,930)       (16,606)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                 15,600         21,162
                                                                      -----------    -----------
CASH & CASH EQUIVALENTS, BEGINNING BALANCE                            $    11,670    $     4,556
                                                                      ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)


1.     Description of business

         Quintek Electronics, Inc., our predecessor company, founded in July 1991, acquired technology, related assets and patent rights to its aperture card business during 1991 and 1992. On January 14, 1999, Quintek Electronics, Inc. was acquired in a merger by Pacific Diagnostics Technologies, Inc. as part of their Chapter 11 Plan of Reorganization, and the surviving entity's name was changed to Quintek Technologies, Inc. Since the merger, Quintek Electronics continued to sell its aperture card products and all former operations of Pacific Diagnostics Technologies, Inc. were discontinued. On February 24, 2000, we acquired all of the out standing shares of common stock of Juniper
Acquisition Corporation. Upon effectiveness of that acquisition, Quintek Electronics elected to become the successor issuer to Juniper for reporting purposes under the Securities Exchange Act of 1934.

         We have been a manufacturer of hardware and software and a service provider to the corporate and public sector markets since 1991. Our new division, Quintek Services, Inc. delivers business process outsourcing services and information lifecycle management solutions to document intensive industries such as healthcare and financial services. Business process outsourcing is the delegation, by the customer, of the operational responsibility for a business process's execution and performance within the customer's environment. The solutions and services we provide enable organizations to secure and manage their information and document business processes more efficiently.

         Quintek Services provides business process outsourcing services to Fortune 500, Russell 2000 companies and public sector organizations. Our business process outsourcing services range from the digitizing, indexing and uploading of source documents through simple customer-specific, rules-based decision making.

         We sell hardware, software and services for printing large format drawings such as blueprints and computer aided design files directly to the microfilm format of aperture cards. We are the only manufacturer of a patented chemical-free desktop microfilm printer for aperture cards.


2.     Basis of Presentation

The accompanying unaudited financial statements of Quintek Technologies, Inc (the "Company) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)


statements. In the opinion of management, the accompanying unaudited financial statements of the Company include all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly its financial position as of September 30, 2004, the results of operations for the three months ended September, 2004 and 2003, and cash flows for the three months ended September 30, 2004 and 2003. The operating results for the three month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending June 30, 2005 The audited financial statements for the year ended June 30, 2004 were filed on October 1, 2004 with the Securities and Exchange Commission and is hereby referenced. The information included in this Form 10-QSB should be read in conjunction with Management's Discussion and Analysis and financial statements and notes thereto included in the Company's 2004 Form 10-KSB.


Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development
Research and development costs are charged to operations when incurred and are included in operating expenses. The amount charged to operations for the three months ended September 30, 2004 and 2003 was $15,073 and 12,406, respectively.

Marketable securities

On July 29, 2004, the Company entered into an Agreement with LANGLEY PARK INVESTMENTS PLC, a London Investment Company to issue 14,000,000 shares of the Company's common stock to Langley in return for 1,145,595 shares of Langley. Fifty percent of Langley shares issued to the Company under this agreement is to be held in escrow for two years. The Company has recorded such shares as shares held in escrow amounting $1,330,000 as contra equity in the accompanying financial statements. At the end of two years if the market price for the Company's common stock is at or greater than the Initial Closing Price the escrow agent will release the full amount. In the event that the market price for the Company's common stock is less than the Initial Closing Price the amount released will be adjusted.

Langley attained listing with the United Kingdom Listing Authority. The Company's shares are to be held by Langley for a period of at least two years. Langley shares issued to the Company are to be free trading.

The Company's marketable securities (Langley's shares) are classified as available-for-sale and, as such, are carried at fair value. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes. The investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, As such, the investment is accounted for in accordance with the provisions of SFAS No. 115.

Unrealized holding gains and losses for marketable securities are excluded from earnings and reported as a separate component of stockholder's equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold. On September 30, 2004, the investments have been recorded at $1,330,000 based upon the fair value of the marketable securities.

Marketable securities classified as available for sale consisted of the following as of September 30, 2004:

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)


                                                          Market           Accum.         Number of
         Investee Name                Cost at            Value at        Unrealized     Shares Held at
            (Symbol)            September 30, 2004  September 30, 2004  Gain (Loss)  September 30, 2004
- ---------------------------------------------------------------------------------------------------------
 Langley Park Investments, PLC          $ 1,330,000        $ 1,330,000           $ -             572,798

                                -----------------------------------------------------
      Totals                            $ 1,330,000        $ 1,330,000           $ -
                                =====================================================

Stock based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company's board of directors authorized a stock award and long-term incentive plan which includes stock appreciation rights and certain stock incentive awards. The plan was approved by the shareholders as of June 30, 2004.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Issuance of shares for service

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Reclassifications

Certain comparative amounts have been reclassified to conform with the current period presentation.

Recent Pronouncements

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In  compliance  with FAS No. 148,  the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the period ended September 30, 2004 and 2003, as follows ($ in thousands, except per share amounts):

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)


                                                 Period ended September 30,
                                                    2004           2003
                                               -------------     -----------

     Net loss - as reported                    $  (1,194$             (114)
     Stock-Based employee compensation
       expense included in reported net
       income, net of tax                           --                --

     Total stock-based employee
       compensation expense determined
       under fair-value-based method for all
       rewards, net of tax                          (362)             --
                                               -------------     -----------
     Pro forma net loss                        $  (1,556)        $    (114)
                                               =============     ===========
E    arnings (loss) per share:

     Basic, as reported                        $      (0.02)     $    (0.00)
     Diluted, as reported                      $      (0.02)     $    (0.00)
     Basic, pro forma                          $      (0.02)     $    (0.00)
     Diluted, pro forma                        $      (0.02)     $    (0.00)

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.


In April of 2004, the EITF reached consensus on the guidance provided in EITF Issue No. 03-6, "Participating Securities and the Two-Class Method under SFAS No. 128 Earnings Per Share" ("EITF 03-6"). EITF 03-6 clarifies whether a security should be considered a "participating security" for purposes of computing earnings per share ("EPS") and how earnings should be allocated to a "participating security" when using the two-class method for computing basic EPS. The adoption of EITF 03-6 does not have a significant impact on the Company's financial position or results of operations.


In May of 2004, the FASB revised FASB Staff Position ("FSP") No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" and issued FSP No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" ("FSP No. 106-2"). FSP 106-2 provides accounting guidance to the employers who sponsor post retirement health care plans that provide prescription drug benefits; and the prescription drug benefit provided by the employer is "actuarially equivalent" to Medicare Part D and hence qualifies for the subsidy under the Medicare amendment act. The adoption of FSP 106-2 does not have a significant impact on the Company's financial position or results of operations.

SEC Staff Accounting Bulletin (SAB) No. 105, "APPLICATION OF ACCOUNTING PRINCIPLES TO LOAN COMMITMENTS," summarizes the views of the staff of the SEC regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. SAB No.105 provides that the fair value of recorded loan commitments that are accounted for as derivatives under SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," should not incorporate the expected future cash flows related to the associated servicing of the future loan. In addition, SAB No. 105 requires registrants to disclose their accounting policy for loan commitments. The provisions of SAB No. 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of this accounting standard does not have a material impact on the Company's financial statements.

                            QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)


3.      PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2004, consists of the following:

              Scanning Equipment              $ 193,677
              Computer and office equipment     111,752
                Other depreciable assets        102,880
              Software                           76,164
              Furniture and fixture              35,589
                                              ---------
                                                520,062
              Accumulated depreciation         (243,354)
                                              ---------
                                              $ 276,708
                                              =========

4.       INTANGIBLE ASSETS
The  Company  evaluates  intangible  assets  and  other  long-lived  assets  for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 has been evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002. Net intangible assets at September 30, 2004 were as follows:

                Patents and proprietary processes    $   136,067
                Accumulated amortization                 129,620
                                                     -----------
                                                     $     6,447
                                                     ===========

Amortization  expenses  for the  Company's  intangible  assets  over the  future
periods  are  estimated  to  be:  Twelve  months  period  ended   September  30,
2005-$6,447.

5.       EMPLOYEE RECEIVABLES

                 Notes receivable from employees, unsecured,
                    due on June 30, 2019, interest at 4%         $ 377,649

                 Interest receivable in connection with
                    above notes receivable                          18,385
                                                                 ---------
                                                                   396,034
                 Valuation allowance                              (393,208)
                                                                 ---------
                                                                 $   2,826
                                                                 =========

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

6.      FACTORING PAYABLE

The Company has entered into an agreement with a factoring company ("the Factor") to factor purchase orders with recourse. The Factor funds 97% or 90% based upon the status of the purchase order. The Factor has agreed to purchase up to $4,800,000 of qualified purchase orders over the term of the agreement; however, the Factor does not have to purchase more than $200,000 in any given month. The agreement term is from June 2, 2003 to June 2, 2005. The Company will pay a late fee of 3% for payments not made within 30 days and 5% for those not made in 60 days. At the option of the Factor, the late fees may be paid with Company stock. If paid by Company stock, the stock bid price will be discounted 50% in computing the shares to be issued in payment of the late fee.

The Company has agreed to issue the Factor 1,500,000 warrants purchasing the Company's stock as a fee for the factoring agreement. The stock issued under the warrants can be purchased at the average closing price of the Company's stock for the 90 days prior to the factoring agreement.

The Company has also issued the Factor bonus warrants. The Factor will receive two (2) bonus warrants for each dollar of purchase orders purchased. The bonus warrants will be exercisable at the average closing price of the Company's common stock for the 90 days prior to the purchase order transactions they represent or a 50% discount to the closing price of the Company's stock at the time exercised at the option of the Factor. Both warrants are for a five year period.

At September 30, 2004, the Company had a factoring payable balance of $20,000.

7.      PAYROLL TAXES-ASSUMED IN MERGER

The Company assumed $205,618 of payroll tax liabilities in the merger with Pacific Diagnostic Technologies, Inc. The balance was $96,661 at September 30, 2004. The Company is delinquent on payments of these payroll tax liabilities.

8.      LONG TERM PAYABLES

            Leases payable, interest at 7.9% to 20%, due various dates       $ 273,680
             in 2005 to 2008
            Note payable, DFS, interest at 15.99%, due Jun & Jul 2006            2,720
            Notes payable, AP conversion, interest at 8%, due 2006              44,208
            Note payable - Vendor, monthly installments $404, July 2005          4,045

                                                                               324,653
            Current portion                                                    136,562
                                                                             $ 188,091

            The future maturity of the long term payables is as follows:

                                                     2005                    $ 136,562
                                                     2006                      110,699
                                                     2007                       77,392
                                                     Total                   $ 324,653
                                                                             =========

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)


9.          CONVERTIBLE BONDS

         Bonds payable with interest at 9%, due on various
         dates in 2001 and 2002, convertible to shares of
         Common stock in increments of $1,000 or more.                        $ 21,354

         Bonds  payable  with  interest at 12%,  due July 2002,
         convertible to shares of common stock in increments
         of $500 or more.                                                       41,141
                                                                              --------
                                                                             $  62,495
                                                                             =========

Certain of the outstanding convertible bonds have matured as of December 31, 2002. The holders of the matured bonds do not wish to renew the bonds and have asked for payment; however, the Company does not have the cash to repay these bonds.

Bondholders have been asked to exchange their bonds for Series B preferred stock. As of September 30, 2004, holders of $198,000 of the bonds including accrued interest had acted on this. The $198,000 is included in the liability section of the financials under "Liabilities in Process of Conversion to Stock," since the preferred stock has not been issued.

10.        CONVERTIBLE DEBENTURES

During the period ended September 30, 2004, the Company raised capital through the issuance of convertible debentures in the amount of $325,000.

One debenture in the amount of $300,000 pays interest at 5 3/4% interests and includes 3,000,000 warrants to purchase common stock for a period of three years at $1.00. The "Conversion Price" shall be equal to the lesser of (i) $0.50, or
(ii) 80% of the average of the 5 lowest Volume Weighted Average Prices during the 20 Trading Days prior to Holder's election to convert, or (iii) 80% of the Volume Weighted Average Price on the Trading Day prior to Holder's election to convert market price of the Company's common stock prior to conversion. Upon conversion of the debenture, the fund is obligated to simultaneously exercise the $1.00 warrants providing added funding to the company. The Warrant must be exercised concurrently with the conversion of this Debenture in an amount equal to ten times the dollar amount of the Debenture conversion. Upon execution of the securities purchase agreement, $225,000 of the purchase price was due and paid to the Company. The remaining $75,000 is due the Company upon declaration from the Securities and Exchange Commission that the Registration Statement for the conversion shares and warrants is effective.

A second agreement consists of 2 convertible debentures each for $100,000 which bears simple interest at 10%. The initial Debenture for $100,000 was purchased during August 2004. The second Debenture for $100,000 will be purchased within five days of a registration statement being declared effective covering the Conversion Shares and Warrant Shares. Debentures are convertible into the Common stock of the Company. Conversion Price per share shall be the lower of (i) $0.10 ("Maximum Base Price"); or (ii) in the event the Borrower enters into an agreement subsequent to execution of the Securities Purchase Agreement to sell Common Stock or a convertible instrument that converts into Common Stock prior to conversion of this Debenture at a price less than the Conversion Price of this Debenture, then the Conversion Price of this Debenture shall be immediately reset to a lower Conversion Price equal to that described in the subsequent agreement. Warrants are exercisable at $0.12 per share into the Common Stock of the Company and expire on August 17, 2007.

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

The conversion right of the debenture holder with respect to the individual debentures shall only exist upon the Company's registration statement registering the Shares underlying the debentures and other Securities being declared effective by the Securities and Exchange Commission. As of September 30, 2004, the criteria to convert the debentures to common stock were not met.

The total interest on these convertible debentures for the period ended September 30, 2004 amounted to $3,326.

11.         CONVERTIBLE NOTES

During the year ended June 30, 2004, the Company raised capital through the issuance of convertible promissory notes in the amount of $500,000. All the notes are for a one year period and bear simple interest at the rate of 10%. The due dates of these notes are from November 26, 2004 through June 4, 2005.

The notes plus any accrued interest through the date of conversion are convertible to the common stock of the Company at $.06. Additionally, the holder will receive one bonus warrant for each conversion share. Each bonus warrant will be exercisable for a period of 5 years from the date of issuance into one share of common stock at a price of $.10.

 The conversion right of the note holder with respect to the individual notes shall only exist upon: (i) the approval of a proxy statement to be filed with the Securities and Exchange Commission and approval of an amendment by the Company's shareholders to authorize to 200,000,000 the number of shares of common stock and (ii) the Company's registration statement registering the Shares underlying the notes and other Securities has been declared effective by the Securities and Exchange Commission. As of September 30, 2004, the criteria to convert the notes to common stock were not met.

The total interest on these convertible notes for the period September 30, 2004 amounted to $12,500.

12.        LIABILITIES IN PROCESS OF CONVERSION TO STOCK

The Company has a total of $470,629 liabilities in process of conversion to stock as of September 30, 2004. This amount consists of the following:

                  Bond payable                              $ 198,268
                  Accounts payable                             20,147
                  Payrolls payable                            252,214
                                                            ---------
                                                            $ 470,629
                                                            =========

Bonds for $188,268 are convertible to one share of Series A Preferred stock for each $.05 of debt owed by the Company. Remaining $10,000 bond is convertible to one share of Series B Preferred stock for each $.25 of debt owed by the Company.

Accounts payable are convertible to one share of Series C Preferred stock for each $1.00 of payable owed by the Company.

Payrolls payable are convertible to one share of Series A Preferred stock for each $.25 of debt owed by the Company.

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

14.       LOANS PAYABLE - STOCKHOLDERS

The Company has a loan payable balance of $32,300 to the stockholders at September 30, 2004. These loans are interest free, unsecured and due on demand.

15.      STOCKHOLDERS' EQUITY

a.       Common Stock and Warrants

The Company has authorized 50 million shares of common stock with a par value of $0.001 per share. Each share entitles the holder to one vote. There are no dividend or liquidation preferences, participation rights, call prices or rates, sinking fund requirements, or unusual voting rights associated with these shares. During the year ended June 30, 2003, the Company established the Class L warrants and initiated the process of establishing the Class A Preferred stock which underlies these warrants.

During the period ended September 30, 2004, 2,043,888, shares of common stock were issued for services valued at $170,000.

During the period ended September 30, 2004, 4,682,572 shares of common stock were issued for conversion of loans from shareholders bond amounting $211,756.

During the period ended  September 30, 2004,  $70,000 of outstanding  notes were
converted  to  700,000  shares  of  common  stock.   In  connection   with  this
transaction, $28,297 of beneficial conversion feature expense was recorded.

On September 15, 2004, the Company agreed to issue and sell to an Investor 1,000,000 shares of the Company's Common Stock and warrants purchase up to 1,000,000 shares of Common Stock. The investor purchased from the Company
1,000,000 shares of Common Stock of the Company for $.10 per share, for an aggregate of $100,000, and also received from the Company (a) warrants to purchase up to 1,000,000 shares of Common Stock of the Company at $.13 per share at any time through September 15, 2007.

The Company agreed to provide with respect to the Common Stock as well as the Common Stock issuable upon exercise of the Warrants certain registration rights under the Securities Act;


Upon surrender of either a Class J or L warrant, the holder is entitled to purchase one share of the Company's stock at the designated exercise price. For each warrant class, the number of warrants outstanding, the exercise price, the type of underlying stock, and the expiration dates are defined as follows:

Class L - warrants were established in March 2003, with an exercise price of $.25 per share, an expiration date of January 14, 2005 and Series A Preferred as underlying stock. As of June 30, 2004, holders of Class J exchanged their warrants for 3,063,432 Class L Warrants.

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)


During the year ended June 30, 2004, 200,000 shares of warrants were issued for consulting services for three years beginning February 2004, valued at $41,572. $3,464 was amortized during the period ended September 30, 2004. The fair value of the warrants is estimated on the grant date using the Black-Scholes Model. The following assumptions were made in estimating fair value.

Annual rate of quarterly dividends                            0.00%
Discount rate - Bond Equivalent Yield                         3.50%
Expected life                                               3 years
Expected volatility                                            100%

       b.    Common Stock Reserved

At September 30, 2004, common stock was reserved for the following reasons:

        Outstanding convertible bond                     151,919 shares
        Exercise of Class L warrants                   3,063,432 shares


             Warrants
                                                        Number
                                                          of
                                                        Warrants
                                                        --------


         Outstanding June 30, 2004                     3,263,432
         Issued during the period                      1,000,000
         Exercised                                             0
                                                       ---------
         Outstanding September 30, 2004                4,263,432
                                                       =========

       c.    Stock Option Agreements

The Company granted 50,000 stock options to one employee during the period ended September 30, 2004.

The Company recorded $ 1,500 as compensation expense due to issuance of the options, during the period ended September 30, 2004.

The number and weighted average exercise prices of options granted by the Company are as follows:

              Options

                                                       Number
                                                         of
                                                       Options
                                                       --------
         Outstanding June 30, 2004                     2,215,000
         Granted during the period                        50,000
         Exercised                                             0
         Expired/forfeited                                     0
                                                       ---------
         Outstanding September 30, 2004                2,265,000

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In  compliance  with FAS No. 148,  the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the six month ended June 30, 2004 as follows ($ in thousands, except per share amounts). :


            Net loss - as reported                    $      (1198)
            Stock-Based employee compensation
              expense included in reported net
              income, net of tax
                                                                -
            Total stock-based employee
              compensation expense determined
              under fair-value-based method for all
              rewards, net of tax                               (1)
                                                        -------------
            Pro forma net loss                        $     (1,199)
                                                        =============
            Earnings per share:
            Basic, as reported                        $       0.02
            Diluted, as reported                      $       0.02
            Basic, pro forma                          $       0.02
            Diluted, pro forma                        $       0.02

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model are as follows:

                  Expected life (years)                       1  year
                  Risk-free interest rate             1.40% and 3.40%
                  Dividend yield                             0% and 0%
                  Volatility                             45% and 100%

      d. Stock transactions approved by the shareholder's

At the annual meeting of the shareholders held June 30, 2004, the shareholders approved by a majority vote to increase to 200,000,000 shares, no par value common stock, and 50,000,000 shares no par value, preferred stock which the corporation shall have authority to issue. The board of directors is authorized to divide the preferred stock into any number of classes or series, fix the designation and number of shares of each such series or class and alter or determine the rights, preferences, privileges and restrictions of each or series of preferred stock Series A Preferred Stock

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

The general terms of the Series A Preferred Stock is as follows: Par value - $0.00; Liquidation Preference - $0.25 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $0.005 per share when and as declared by the Board of Directors; Conversion Rights - convertible to common stock at a 1:1 ratio ; Redemption Rights - the Company has the right to redeem part or all of the stock upon 30 days written notice at a rate of $0.25 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $0.005 annually per share; Voting Rights - one vote per share on all matters requiring shareholder vote. At September 30, 2004, the Company had 2,250,000 shares of Series A Preferred Stock to be issued valued at $360,000. The Company has recorded a cumulative dividend of $2,813 for the preferred stockholders for the three month period ended September 30, 2004, in the accompanying financial statements.

Series B Preferred Stock

The general terms of the Series B Preferred Stock is as follows: Par Value - $0.00; Liquidation Preference - $0.25 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $0.0005 per share when and as declared by the Board of Directors; Conversion Rights - convertible to common stock at a 1:5 ratio (i.e. 1 share of Series B Preferred stock is convertible into 5 shares of common stock) ; Redemption Rights - the Company has the right to redeem part or all of the stock upon 30 days written notice at a rate of $0.25 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $0.0005 annually per share; Voting Rights - one vote per share on all matters requiring shareholder vote.

Series C Preferred Stock

The general terms of the Series C Preferred Stock is as follows: Par value - $0.00; Liquidation Preference - $1.00 per share plus any unpaid accumulated dividends; Dividends - cumulative annual rate of $.0005 per share when as declared by the Board of Directors; Conversion Rights - 1:20 ratio (i.e. 1 share of Preferred Series C stock is convertible into 20 shares of common stock); Redemption Rights - the Company has the right to redeem part or all of the stock upon 30 days written notice at the rate of $1.00 per share plus all accumulated and unpaid dividends thereon at the dividend rate of $.0005 annually per share.; Voting Rights - one vote per share on all matters requiring shareholder vote.

Liabilities in process of conversion to stock:

The Company has entered into agreements with various vendors and employees to convert their liabilities into the above, three preferred series of stock pending approval of same. The conversion rate varies. (note 12)

17.   SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $-0- for income tax during the period ended September 30, 2004. The Company paid $9,754 interest during the period ended June 30, 2004.

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

The cash flow statement for the period ended ended September 30, 2004 does not include the following non-cash investing and financing transactions;

         o 4,682,572 shares of common stock were issued for conversion of loans from stockholders amounting to $211,756.
         o Machinery and equipment was acquired through financing agreements in the amount of $223,242.
         o 1,145,595 of shares of a publicly held entity were purchased in exchange for 14,000,000 shares of the Company's common stock. The shares received were valued at $2,660,000. Of this amount 572,798 are trading shares, the remaining 572,797 shares are being held in escrow.

18.    COMMITMENTS AND CONTINGENCIES

a)    Operating Leases
Effective July 1, 2004 the Company relocated its executive offices to Huntington Beach, California and entered into a four year lease agreement. The agreement contains a base rent escalation clause. The Company leases its Idaho office facility under a month-to-month rental agreement at $1,384 per month. For the period ended June 30, 2004 rent expense for these operating leases totaled $29,711.


The future minimum lease payments under non-cancelable leases are as follows:

                       2005                  $  79,000
                       2006                     81,000
                       2007                     83,000
                       2008                     64,000
                                             ---------
                                             $ 307,000
                                             =========

The Company has not filed income tax returns for several years. Due to operating losses, income tax liability and penalties would not be substantial. However, the State of California could potentially revoke the Company's charter if the Company does not become current on its income tax return filings.

d)    Securities and Exchange Commission Inquiry

On September 17, 2002, the Company was advised by the staff of the U.S. Securities and Exchange Commission that they will recommend that the Commission file civil injunctive

Lawsuits against the Company and its president, Thomas W. Sims. The suits would allege that the Company violated Section 17(a) of the Securities Act of 1933 and Sections 10(b) and 13(a) of the Securities Exchange Act of 1934 and Rules 10b-5, 13a-1, and 13a-13, based on false and misleading statements in press releases disseminated by the Company on October 22, 2001 and October 25, 2001, regarding the Company's investment in PanaMed Corp. and the press releases disseminated on January 8, 2002 and March 20, 2002, and failure to timely file annual and quarterly reports with the Commission. On March 25, 2003, the Company signed, without admitting or denying the allegations, a proposed settlement agreement with the U.S. Securities and Exchange Commission, which permanently restrains

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

and enjoins the Company from engaging in acts which would constitute violations of these regulations in the future. On August 6, 2003, a final judgment was entered by the U.S. District Court, Central District of California, against the Company which permanently enjoined the Company from violating Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder by using any means or instrumentality of interstate commerce, or of the mails, or of any national securities exchange: (A) to employ any device, scheme or artifice to defraud;
(B) to make any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (C) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security. Further, the final judgment permanently enjoined the Company from violating Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 promulgated thereunder, by failing to file with the Commission in accordance with Commission rules and regulations, information and documents required by the Commission to keep current information and documents required in or with an application or registration statement filed pursuant to Section 12 of the Exchange Act or annual or quarterly reports as the Commission has prescribed.

d)   Litigation

During the year ended June 30, 2004, a creditor of the Company filed suit against the Company for $22,662 for goods provided. The Company filed a counterclaim in August 2004.

The $22,662 is included in accounts payable and accrued expenses in the accompanying financial statements.

19.   BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share." Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share for the years ended June 30, 2004 and 2003 are the same since the effect of dilutive securities is anti-dilutive.

20.    GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through September 30, 2004, the Company had incurred cumulative losses of $24,256,306 including net losses of $1,198,053 and $113,709 for the periods ended September 30, 2004 and 2003 respectively. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent

                              QUINTEK TECHNOLOGIES,
                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended September 30, 2004, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses (iii) management of accounts payable and (iv) evaluation of its distribution and marketing methods.

21.  SUBSEQUENT EVENTS

During October 2004, the Company converted various liabilities and stock based compensation to shares of stock as follows:


400,000 shares of common stock were issued as repayment of $32,300 in loans from a stockholder. As part of the agreement, the Company forgave $6,000 owed to the Company by the stockholder.

1,008,054 shares of Series A preferred stock were issued as conversion of $252, 213 in back payroll. The Series A preferred stock is convertible to common stock on a 1:1 basis.

2,250,000 shares of Series A preferred stock were issued as compensation for services in the amount of $340,000. 250,000 shares valued at $40,000 were recorded as shares to be issued during the year ended June 30, 2004. The series A preferred stock is convertible to common stock on a 1:1 basis.

724,077 shares of Series A preferred stock were issued for a $36,204 convertible bond. The series A preferred stock is convertible to common stock on a 1:1 basis.

648,255 shares of Series B preferred stock were issued for $162,064 in convertible bonds. The Series B preferred stock is convertible into common stock on a 1:5 basis. One share of Series B preferred stock is convertible into 5 shares of common stock.

32,000 shares of Series B preferred stock and 175,000 of common stock were issued to satisfy a past due agreement. The Series B preferred stock is convertible into common stock on a 1:5 basis. One share of Series B preferred stock is convertible into 5 shares of common stock.

20,148 shares of Series C preferred stock were issued in conversion of $20,148 in accounts payable. The Series C preferred stock is convertible into common stock on a 1:20 basis. One share of Series C preferred stock is convertible into 20 shares of common stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                       $   1,999.58
Accounting fees and expenses                  20,000.00*
Legal fees and expenses                       35,000.00*
Miscellaneous                                  5,000.00
                                           ------------
                                    TOTAL    $61,999.58*
                                            ============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         In October and December 2001, we issued a total of 1,025,000 shares of restricted common stock at an average rate of $0.064 per share to two individuals and three companies as compensation for consulting, corporate promotion, corporate development, and investor relation services. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act.


         In October, November and December 2001, we sold 3,250,000 shares of restricted common stock at an average price of $0.043 per share to four individuals. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act.


         In November and December 2001 we issued 20,000 shares of restricted common stock at an average rate of $0.076 per share to two individuals as a loan fee. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act.


         In October 2001 we executed a stock swap with PanaMed, Inc in which 2,000,000 shares of PanaMed restricted common stock was exchanged for 2,000,000 shares of Quintek restricted common stock.

         On January 8, 2002, we sold 360,000 shares of restricted common stock at an average price of $0.05 per share to three individuals in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, for a total consideration of $23,000. The closing price of our common stock on the OTC Bulletin Board on the day these shares were sold was $0.21 per share.

         We entered a special agreement, executed by the purchaser on March 15, 2002, to sell 105,000 shares of our common stock to one company upon the exercise of warrants. The agreement allowed a reduction of the exercise price to $0.10 per share under the condition that they exercise the warrants within 60 days and that they purchase an equal number of shares of restricted common stock, if requested by us within 120 days, at the price of $0.06 per share. The closing price of our common stock on the OTC Bulletin Board on March 15, 2002, was $0.18 per share. On March 19, 2002, we sold 54,477 shares of stock to the purchaser for $5,447 upon the exercise of Class D warrants under this agreement. The closing price of our common stock on March 19, 2002, was $0.18 per share. The purchaser exercised the remainder of the warrants at the reduced, $0.10 per share price, after the close of the quarter. These Class D warrants originally had been issued as part of the plan of reorganization of our predecessor, Pacific Diagnostics Technologies, Inc., in 1999, and the stock issued on exercise of the warrants was issued in reliance on the exemption from contained in Section 1145 of the U.S. Bankruptcy Code.

         In June 2002 we issued 689,000 shares of restricted stock to one individual and one company as finder fees. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act.

         In April 2002 we issued 51,462 shares of restricted stock to one individual in a transaction based on converting his convertible bond into stock at a rate of $0.22 per share.

         In April and May 2002 we sold 2,805,000 shares of restricted stock to 16 individuals and one company at a price of $0.05 per share.

         In April and May 2002 we issued 50,523 shares of free trading stock to one individual at a rate of $0.10 per share in transactions based on exercising Class B, C and D, warrants under an agreement.

         Subsequent to June 30, 2002 we sold 333,333 shares of restricted stock to an individual at a rate of $0.03 per share, issued 416,667 shares of restricted stock to two individuals for consulting services, and issued 224,000 shares of restricted stock to an individual in a transaction based on converting his convertible bond into stock at a rate of $0.05 per share.

         In September 2002, we issued 167,667 shares of restricted common stock to one individual for consulting services in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933. The closing price of our common stock on the OTC Bulletin Board on the contract date (September 12, 2002) was $0.06 per share.

         In September 2002, we sold 333,333 shares of restricted common stock at a price of $0.03 per share to one individual in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, for a total consideration of $10,000. The closing price of our common stock on the OTC Bulletin Board on the sale date (September 12, 2002) was $0.06 per share.

         In September 2002, we issued 224,000 shares of restricted common stock to one individual in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, for a total consideration of $11,200. The stock was issued as consideration for converting a convertible bond into stock. The closing price of our common stock on the OTC Bulletin Board on the day the bond was sold (July 11, 2001) was $0.06 per share.

         In October 2002, we issued 250,000 shares of restricted common stock to 1 individual for consulting services in reliance on the exemption contained in
Section 4(2) of the Securities Act of 1933. The closing price of our common stock on the OTC Bulletin Board on the contract date (October 1, 2002) was $0.06 per share.

         In October 2002, we issued 200,000 shares of restricted common stock to one individual and 200,000 shares of restricted common stock to one company for consulting services in reliance on the exemption contained in Section 4(2) of the Securities Actof 1933. The closing price of our common stock on the OTC Bulletin Board on the contract date (September 3, 2002) was $0.04 per share.

         In October 2002, we issued 150,000 shares of restricted common stock to one company for consulting services in reliance on the exemption contained in
Section 4(2) of the Securities Act of 1933. The closing price of our common stock on the OTC Bulletin Board on the contract date (March 1, 2002) was $0.19 per share.

            In October 2002, we issued 250,000 shares of restricted common stock to one individual for consulting services in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933.

            In October 2002, we issued 200,000 shares of restricted common stock to one individual and 200,000 shares of restricted common stock to one company for consulting services in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933.

            In October 2002, we issued 150,000 shares of restricted common stock to one company for consulting services in reliance on the exemption contained in
Section 4(2) of the Securities Act of 1933.

            In December 2002, we issued 424,000 shares of restricted common stock to two individuals and 16,000 shares of restricted common stock to 1 company for consulting services in reliance on the exemption contained in
Section 4(2) of the Securities Act of 1933.

            In March 2003, we issued 400,000 shares of stock to Robert Steele as compensation for consulting services performed during the months of December 2002 and January 2003, prior to assuming the position of our President & CEO on January 31, 2003. In March 2003 these shares were registered with the Securities and Exchange Commission on Form S-8 of the Securities Act of 1933.

            In January 2003, we issued a warrant to purchase 4,500,000 shares of common stock, under a special warrant agreement, to one individual as compensation for consulting services. The warrant has an exercise price of 2 cents per share, an expiration date of July 31, 2003, and a requirement for the underlying stock to be registered on Form S-8 of the Securities Act of 1933.

            In March 2003, we issued 4,500,000 shares of common stock to one individual upon exercise of the warrants described in Item 2 (B) for $90,000 in cash. The common stock was subsequently registered with the Securities and Exchange Commission on Form S-8 of the Securities Act of 1933.

            On September 26, 2003, we sold to a single accredited investor, five convertible notes, each for $100,000 for a total purchase price of $500,000. The convertible notes bear interest at 10% per annum. These notes are convertible into shares of our common stock at a price of $0.06. In connection with this Note Purchase Agreement, the investor will receive up to 9,166,667 warrants exercisable at $0.10 per share and expiring on September 26, 2008, with the investor receiving one warrant for every share converted under the convertible notes.

            In October 2003 we issued 1,773,695 shares of restricted common stock to one individual in return for converting to equity the principal ($89,200) and accrued interest ($17,222) of a convertible bond. The convertible bond had been held for over 2 years and this caused the shares issued on the principal amount to become immediately eligible for legend removal under Rule 144(k).

            In October 2003 we issued 14,291 shares of restricted common stock to one individual as a late fee incurred during a purchase order financing transaction. The stock had a market value of $1,372.

         To satisfy stock purchase agreement totaling $1,946,000, Quintek issued 14,000,000 shares of common stock at $0.139.

         We issued 1,500,000 shares of common stock to two entities in exchange for $105,000.

         On July 11, 2004, we sold a $20,000 convertible promissory note, 10% interest per annum, to an accredited investor. The note is due one year from issuance. On August 31, 2004, the note was converted into 200,000 shares of common stock at $0.10. Additionally, the investor was granted, for each share converted pursuant to the note, one warrant to purchase a share of common stock at $0.15, expiring July 1, 2007.

         On July 15, 2004, we issued 300,000 shares of common stock to a consultant in consideration of $45,000 of services performed pursuant to a consulting agreement.

         On July 17, 2004, we sold a $100,000 convertible promissory note, 10% interest per annum, to an accredited investor. The note is due one year from issuance. The note is convertible into 1,000,000 shares of common stock at $0.10. Additionally, the investor was granted, for each share converted pursuant to the note, one warrant to purchase a share of common stock at $0.15, expiring July 17, 2007.

         On July 27, 2004, we sold a $50,000 convertible promissory note, 10% interest per annum, to an accredited investor. The note is due one year from issuance. On August 31, 2004, the note was converted into 500,000 shares of common stock at $0.10. Additionally, the investor was granted, for each share converted pursuant to the note, one warrant to purchase a share of common stock at $0.15, expiring July 27, 2007.

         On July 29, 2004, we entered into an Agreement with Langley Park Investments PLC, a London investment company to issue 14,000,000 shares of our common stock to Langley Park Investments in return for 1,145,595 shares of Langley. Fifty percent of Langley Park Investments shares issued to us under this agreement are to be held in escrow for two years. At the end of two years, if the market price for our common stock at or greater than the initial closing price, the escrow agent will release the remaining Langley Park Investments shares to us. In the event that the market price for our common stock is less than the initial closing price the amount released will be adjusted.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on August 4, 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

         o    $175,000 was disbursed to us on August 4, 2004;
         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and
         o $75,000 will be released upon effectiveness of this registration statement.

         The debentures bear interest at 5 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.50 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.10 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.10 at any point during a month, the holder is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

         In the event that the registration statement is not declared effective by the required deadline, Golden Gate may demand repayment of the debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

         On August 5, 2004, we sold 1,000,000 shares of common stock to an accredited investor in consideration of $70,000.

         On August 5, 2004, we sold 500,000 shares of common stock to an accredited investor in consideration of $35,000.

         On August 14, 2004, we issued 302,271 shares of common stock to a consultant in consideration of $36,300 of services performed pursuant to a consulting agreement.

         On August 14, 2004, we issued 243,888 shares of common stock to a consultant in consideration of $30,600 of services performed pursuant to a consulting agreement.

         We entered into a Securities Purchase Agreement with an accredited investor on August 17, 2004 for the sale of $200,000 in convertible notes.

         The investor is obligated to provide us with an aggregate of $200,000 as follows:

         o    $100,000 was disbursed on August 17, 2004; and

         o $100,000 will be disbursed within five days of the effectiveness of this prospectus.

         Accordingly, we have received a total of $100,000 pursuant to the Securities Purchase Agreement.

         The convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at $0.10 per share. In the event that we enter into an agreement subsequent to execution of the Securities Purchase Agreement to sell common stock or a convertible instrument that converts into Common Stock prior to conversion of these debentures at a price less than a conversion price of $0.10, then the conversion price of these debentures will reset to the lower of $0.10 or the lower conversion price equal to that in the subsequent agreement. Warrants are exercisable at $0.12 into shares of our common stock of and expire on August 17, 2007.

         On August 26, 2004, we issued 150,000 shares of common stock to a consultant in consideration of $22,500 of services performed pursuant to a consulting agreement.

         On September 15, 2004, we sold 1,000,000 shares of common stock to an investor in consideration of $100,000; additionally, the investor was granted a warrant to purchase 1,000,000 of common stock at an exercise price of $0.13, expiring on September 15, 2007.

         On September 26, 2004, we issued 230,275 shares of common stock to a consultant in consideration of $33,200 of services performed pursuant to a consulting agreement.

         On September 27, 2004, we issued 648,256 shares of Series B Preferred Stock to three creditors in consideration of conversion of $162,063.88 in debt.

         On September 27, 2004, we issued 724,077 shares of Series A Preferred Stock in consideration of conversion of $36,203.84 in debt.

         On September 27, 2004, we issued 18,981 shares of Series C Preferred Stock to eleven creditors in consideration of conversion of $18,981.16 in debt.

         On September 27, 2004, we issued 1,006,854 shares of Series A Preferred Stock to five employees in consideration of conversion of $251,713.50 in debt.

         On September 29, 2004, we issued 700,000 shares of common stock to a consultant in consideration of $133,000 of services performed pursuant to a consulting agreement.

         On September 30, 2004, we sold 14,000,000 shares of common stock to an institutional investor at $0.139 per share, for gross proceeds of $1,946,000.

         On October 4, 2004, we sold 250,000 shares of common stock to an investor in consideration of $25,000; additionally, the investor was granted a three-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.15.

         On October 16, 2004, we sold a $250,000 promissory note, 5.75% interest per annum, to an accredited investor. The note is due six months from issuance. Additionally, the investor was granted 5,000,000 warrant to purchase common stock at $0.10, expiring October 16, 2007.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Radix or executive officers of Quintek, and transfer was restricted by Quintek in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

         ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Quintek Technologies, Inc., a California corporation.

Exhibit #         Exhibit Name
---------         ------------

3.1               Articles of Incorporation of the Registrant

3.2               Amendment to the Articles of Incorporation

3.3 By-laws of the Registrant, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 14, 2004 and incorporated herein by reference.

3.3               Certificate of Designation for Series A Preferred Stock

3.4               Certificate of Designations for Series B Preferred Stock

3.5               Certificate of Designations for Series C Preferred Stock

4.1 Securities Purchase Agreement dated June 2004 entered between the Company and Golden Gate Investors, Inc., filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.2 Convertible Debenture dated August 2004 entered between the Company and Golden Gate Investors, Inc.

4.3 Warrant to Purchase Common Stock dated August 2004 issued to Golden Gate Investors, Inc.

4.4               Registration   Rights  Agreement  dated  August  2004  entered
                  between Golden Gate Investors, Inc. and the Company

4.5 Note Purchase Agreement dated November 2003 entered between the Company and Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.6 Convertible Note I dated November 2003 issued to Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.7 Convertible Note II dated November 2003 issued to Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.6 Convertible Note III dated November 2003 issued to Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.6 Convertible Note IV dated November 2003 issued to Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.7 Convertible Note V dated November 2003 issued to Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.8               Common Stock Purchase  Warrant issued to Kazi  Management V.I.
                  LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.9 Loan and Security Agreement dated November 2003 entered between the Company and Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.10 Registration Rights Agreement dated November 2003 entered between the Company and Kazi Management V.I. LLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

4.11 Stock Purchase Agreement, dated July 7, 2004, between the Company and Langley Park Investments PLC, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Employment Agreement between the Registrant and Robert Steele, dated January 31, 2003, filed as an exhibit to the amended annual report on Form 10-KSB/A filed with the Commission on October 13, 2004 and incorporated herein by reference.

10.2 Employment Agreement between the Registrant and Andrew Haag, dated January 31, 2003, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on October 14, 2003 and incorporated herein by reference.

10.3 Employment Agreement between the Registrant and Robert Brownell, dated January 31, 2003, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on October 14, 2003 and incorporated herein by reference.

10.4 Purchase Order Financing Agreement, dated as of June 2, 2003, by and between the Company and Kazi Management VI, LLC, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on October 14, 2003 and incorporated herein by reference.

14.1 Code of Ethical Conduct, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on October 14, 2003 and incorporated herein by reference.

14.2 Audit Committee Charter, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on October 14, 2003 and incorporated herein by reference.

23.1 Consent of Kabani & Company, Inc., Independent Registered Public Accounting Firm

23.2              Consent  of  Heard,   McElroy  &  Vestal,   LLP,   Independent
                  Registered Public Accounting Firm

23.3              Consent of legal counsel (see Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Huntington Beach, State of California, on November 22, 2004.

                           QUINTEK TECHNOLOGIES, INC.


By: /s/ ROBERT STEELE
    -----------------------------------------------------
    Robert Steele, President, Chief Executive Officer and
    Director

By: /s/ ANDREW HAAG
    -----------------------------------------------------
    Andrew Haag, Chief Financial Officer and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                                         TITLE                               DATE
---------                                         -----                               ----

/s/ ROBERT STEELE                   Chief Executive Officer and Director             November 22, 2004
--------------------------------
    Robert Steele


/s/ ANDREW HAAG                      Chief Financial Officer and Director            November 22, 2004
--------------------------------
    Andrew Haag